                                                                     EXHIBIT 4.2

                         __________________________

                           MEGO MORTGAGE CORPORATION

                    THE PERSONS WHO FROM TIME TO TIME BECOME

                             SUBSIDIARY GUARANTORS

                                       TO

                AMERICAN STOCK TRANSFER & TRUST COMPANY, TRUSTEE

                                _______________

                                      ___%
                           SENIOR SUBORDINATED NOTES
                                    DUE 2001

                                _______________

                                   INDENTURE

                   DATED AS OF ____________________ __, 1996

                               _______________


                         __________________________

                              TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE ONE      Definitions and Other Provisions of General Application  . . . . . . . . . . . . . . . . . . . . . . . 1
    Section 1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    Section 1.2      Compliance Certificates and Opinions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    Section 1.3      Form of Documents Delivered to Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    Section 1.4      Acts of Holders, Record Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    Section 1.5      Notices, Etc., to Trustee and Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Section 1.6      Notice to Holders; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Section 1.7      Conflict with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Section 1.8      Effect of Headings and Table of Contents   . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 1.9      Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 1.10     Separability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 1.11     Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 1.12     Governing Law; Choice of Forum   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 1.13     Legal Holidays   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
ARTICLE TWO      Note Forms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Section 2.1      Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Section 2.2      Form of Face of Note   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Section 2.3      Form of Reverse of Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Section 2.4      Form of Legend for Global Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    Section 2.5      Form of Trustee's Certificate of Authentication  . . . . . . . . . . . . . . . . . . . . . . . .  34
    Section 2.6      Form of Assignment and Election to Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
ARTICLE THREE    The Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 3.1      Global Note; Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 3.2      Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 3.3      Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 3.4      Execution, Authentication, Delivery and Dating   . . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 3.5      Temporary Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    Section 3.6      Registration; Registration of Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . .  37
    Section 3.7      Mutilated, Destroyed, Lost and Stolen Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Section 3.8      Payment of Interest; Interest Rights Preserved   . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 3.9      Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    Section 3.10     Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    Section 3.11     Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41


                                      i
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
                                                                                                                     Page
                                                                                                                     ----
ARTICLE FOUR     Book-Entry Provisions for Global Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    Section 4.1      Applicability of Article   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    Section 4.2      Book-Entry Provisions For Global Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
ARTICLE FIVE     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 5.1      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 5.2      Acceleration of Maturity; Rescission and Annulment . . . . . . . . . . . . . . . . . . . . . . .  45
    Section 5.3      Collection of Indebtedness and Suits for Enforcement by Trustee  . . . . . . . . . . . . . . . .  45
    Section 5.4      Trustee May File Proofs of Claim   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    Section 5.5      Trustee May Enforce Claims Without Possession of Notes . . . . . . . . . . . . . . . . . . . . .  47
    Section 5.6      Application of Money Collected   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    Section 5.7      Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    Section 5.8      Unconditional Right of Holders to Receive Principal, Premium and Interest  . . . . . . . . . . .  48
    Section 5.9      Restoration of Rights and Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    Section 5.10     Rights and Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    Section 5.11     Delay or Omission Not Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    Section 5.12     Control by Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    Section 5.13     Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    Section 5.14     Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    Section 5.15     Waiver of Usury, Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
ARTICLE SIX      The Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    Section 6.1      Certain Duties and Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    Section 6.2      Notice of Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    Section 6.3      Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    Section 6.4      Not Responsible for Recitals or Issuance of Notes  . . . . . . . . . . . . . . . . . . . . . . .  52
    Section 6.5      May Hold Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
    Section 6.6      Money Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
    Section 6.7      Compensation and Reimbursement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
    Section 6.8      Disqualification; Conflicting Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
    Section 6.9      Corporate Trustee Required; Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
    Section 6.10     Resignation and Removal; Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . . .  53
    Section 6.11     Acceptance of Appointment by Successor   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    Section 6.12     Merger, Conversion, Consolidation or Succession to Business  . . . . . . . . . . . . . . . . . .  55
    Section 6.13     Preferential Collection of Claims Against Company  . . . . . . . . . . . . . . . . . . . . . . .  55
    Section 6.14     Appointment of Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55


                                                                                                                     Page
                                                                                                                     ----
ARTICLE SEVEN     Holders' Lists and Reports by Trustee and Company   . . . . . . . . . . . . . . . . . . . . . . . .  57
    Section 7.1      Company to Furnish Trustee Names and Addresses of Holders  . . . . . . . . . . . . . . . . . . .  57
    Section 7.2      Preservation of Information; Communications to Holders . . . . . . . . . . . . . . . . . . . . .  58
    Section 7.3      Reports by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
    Section 7.4      Reports by Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
ARTICLE EIGHT     Subsidiary Guarantees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Section 8.1      Subsidiary Guarantee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Section 8.2      Nature of Subsidiary Guarantee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Section 8.3      Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
    Section 8.4      Certain Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Section 8.5      No Subrogation; Certain Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Section 8.6      Bankruptcy No Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Section 8.7      Severability of Void Obligations under Subsidiary Guarantee  . . . . . . . . . . . . . . . . . .  63
    Section 8.8      Right of Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
ARTICLE NINE      Amendments, Supplements and Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    Section 9.1      Supplemental Indentures Without Consent of Holders . . . . . . . . . . . . . . . . . . . . . . .  64
    Section 9.2      Supplemental Indentures with Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . .  65
    Section 9.3      Execution of Supplemental Indentures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Section 9.4      Effect of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Section 9.5      Conformity with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Section 9.6      Reference in Notes to Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Section 9.7      Notice of Supplemental Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
ARTICLE TEN       Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Section 10.1     Payment of Principal, Premium and Interest   . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Section 10.2     Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Section 10.3     Money for Notes Payments to Be Held in Trust   . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Section 10.4     Statement by Officers as to Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    Section 10.5     Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    Section 10.6     Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    Section 10.7     Corporate Existence; Keeping of Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    Section 10.8     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    Section 10.9     Limitations on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    Section 10.10    Limitation on Preferred Stock of Restricted Subsidiaries . . . . . . . . . . . . . . . . . . . .  72
    Section 10.11    Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
    Section 10.12    Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries . . . . . . . . .  74
    Section 10.13    Limitation on Sales of Assets and Subsidiary Stock . . . . . . . . . . . . . . . . . . . . . . .  74
    Section 10.14    Limitation on Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . .  77


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
                                                                                                                     Page
                                                                                                                     ----
    Section 10.15    Limitations on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
    Section 10.16    Limitation on Investment Company Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
    Section 10.17    Line of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
    Section 10.18    Offer to Purchase upon a Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . .  78
    Section 10.19    Payments for Consent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
    Section 10.20    Subsidiary Guaranties, Designation of Subsidiaries as Restricted or
                       Unrestricted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
ARTICLE ELEVEN    Merger, Consolidation and Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
    Section 11.1     Merger, Consolidation or Transfer of Assets of the Company . . . . . . . . . . . . . . . . . . .  83
    Section 11.2     Merger, Consolidation or Transfer of Assets of Restricted Subsidiaries . . . . . . . . . . . . .  83
    Section 11.3     Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
ARTICLE TWELVE    Subordination     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
    Section 12.1     Notes and Subsidiary Guarantees Subordinate to Senior Indebtedness   . . . . . . . . . . . . . .  84
    Section 12.2     Payment Over of Proceeds upon Dissolution, Etc   . . . . . . . . . . . . . . . . . . . . . . . .  85
    Section 12.3     No Payment When Senior Indebtedness In Default   . . . . . . . . . . . . . . . . . . . . . . . .  85
    Section 12.4     Payment Permitted if No Default    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
    Section 12.5     Subrogation to Rights of Holders and Beneficiaries of Senior Indebtedness    . . . . . . . . . .  87
    Section 12.6     Provisions Solely to Define Relative Rights    . . . . . . . . . . . . . . . . . . . . . . . . .  87
    Section 12.7     Trustee to Effectuate Subordination    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
    Section 12.8     No Waiver of Subordination Provisions    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
    Section 12.9     Notice to Trustee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
    Section 12.10    Reliance on Judicial Order or Certificate of Liquidating Agent   . . . . . . . . . . . . . . . .  89
    Section 12.11    Trustee Not Fiduciary for Holders of Senior Indebtedness   . . . . . . . . . . . . . . . . . . .  90
    Section 12.12    Rights of Trustee as Holder of Senior Indebtedness   . . . . . . . . . . . . . . . . . . . . . .  90
    Section 12.13    Article Applicable to Paying Agents    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
ARTICLE THIRTEEN  Redemption of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
    Section 13.1     Applicability of Article   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
    Section 13.2     Optional Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
    Section 13.3     Election to Redeem; Selection by Trustee of Notes to Be Redeemed . . . . . . . . . . . . . . . .  91
    Section 13.4     Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
    Section 13.5     Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
    Section 13.6     Notes Payable on Redemption Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
    Section 13.7     Notes Redeemed in Part   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92


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
                                                                                                                     Page
                                                                                                                     ----
ARTICLE FOURTEEN  Defeasance and Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
    Section 14.1     Option to Effect Legal Defeasance or Covenant Defeasance . . . . . . . . . . . . . . . . . . . .  93
    Section 14.2     Legal Defeasance and Discharge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
    Section 14.3     Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
    Section 14.4     Conditions to Legal or Covenant Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . .  94
    Section 14.5     Deposited Money and U.S. Government Obligations To Be Held in Trust; Other
                       Miscellaneous Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
    Section 14.6     Repayment to Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
    Section 14.7     Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
ARTICLE FIFTEEN   Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
    Section 15.1     No Recourse Against Others   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
    Section 15.2     Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
    Section 15.3     Waiver of Trial by Jury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

Exhibits
--------
Exhibit A            Form of Subsidiary Guarantee
Exhibit B            Form of Joinder of Subsidiary Guarantor

Schedules
---------
Schedule 10.12       Liens Existing on Issue Date


                                     v
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                             CROSS-REFERENCE TABLE


TRUST INDENTURE
  ACT SECTION                                     INDENTURE SECTION
  -----------                                     -----------------
310 (a)(1)......................................  6.9
    (a)(2)......................................  6.9
    (a)(3)......................................  Not Applicable
    (a)(4)......................................  Not Applicable
    (a)(5)......................................  6.9
    (b).........................................  1.5, 6.8, 6.9, 6.10, 6.11
    (c).........................................  Not Applicable
311 (a).........................................  6.13
    (b).........................................  6.13
    (c).........................................  Not Applicable
312 (a).........................................  7.1, 7.2
    (b).........................................  7.2
    (c).........................................  7.2
313 (a).........................................  7.3
    (b)(1)......................................  Not Applicable
    (b)(2)......................................  7.3
    (c).........................................  1.6, 7.3
    (d).........................................  7.3
314 (a).........................................  1.5, 1.6, 7.4
    (b).........................................  Not Applicable
    (c)(1)......................................  1.2
    (c)(2)......................................  1.2
    (c)(3)......................................  Not Applicable
    (d).........................................  Not Applicable
    (e).........................................  1.2
    (f).........................................  Not Applicable
315 (a).........................................  6.1
    (b).........................................  1.6, 6.2
    (c).........................................  6.1
    (d).........................................  6.1
    (e).........................................  5.14
316 (a)(last sentence)..........................  1.1 (definition of "Outstanding")
    (a)(1)(A)...................................  5.12
    (a)(1)(B)...................................  5.13
    (a)(2)......................................  Not Applicable
    (b).........................................  5.7, 5.8
    (c).........................................  1.4(c)
317 (a)(1)......................................  5.3
    (a)(2)......................................  5.4
    (b).........................................  6.6
318 (a).........................................  1.7
    (c).........................................  1.7


NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE, dated as of _______________ __, 1996, among MEGO MORTGAGE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the COMPANY), having its principal office at 1000 Parkwood Circle, Suite 500, Atlanta, Georgia 30339, any Person that may from time to time become a party hereto as a Subsidiary Guarantor (as defined below) by executing and delivering to the Trustee aJoinder of Subsidiary Guarantor (as defined below), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Trustee (herein called the TRUSTEE).

                             RECITALS OF THE COMPANY

                  A. The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $40,000,000 in principal amount of its unsecured ___% Senior Subordinated Notes due 2001 (herein called the NOTES), to be issued as in this Indenture provided.

                  B. Certain future Subsidiaries of the Company are required to become parties hereto as Subsidiary Guarantors by executing and delivering to the Trustee a Joinder of Subsidiary Guarantor (as defined below) and guaranteeing the Notes and certain other obligations of the Company as set forth in Article Eight below and included in the Notes (together with any such Joinder of Subsidiary Guarantor, each a SUBSIDIARY GUARANTEE).

                  C. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

                             Section 1.1Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting determinations hereunder shall be made, and all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (4) the words HEREIN, HEREOF and hereunder and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (5)      the word INCLUDING is not limiting;

                  (6) references in this Indenture to any agreement, other document or law AS AMENDED or AS AMENDED FROM TIME TO TIME, or to AMENDMENTS of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications from time to time, provided in the case of modifications to documents, such modifications are permissible under this Indenture; and

                  (7) references in this Indenture to any law include regulations promulgated thereunder from time to time.

                  ACT, when used with respect to any Holder, has the meaning specified in Section 1.4.

                  ADDITIONAL ASSETS means: (i) any operating property or assets (including Receivables, but excluding Indebtedness and Capital Stock of the acquiring Person) used or useful in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) is primarily engaged in a Related Business.

                  AFFILIATE of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, CONTROL when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that a Person shall be deemed to have such power with respect to the Company if such Person is the beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable). The terms CONTROLLING and CONTROLLED have meanings correlative to the foregoing.

                  AFFILIATE TRANSACTION has the meaning specified in Section 10.14.

                  APPLICABLE LAW means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

                  "ASSET DISPOSITION" means (i) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of the definition as a "DISPOSITION"), but excluding any merger, consolidation or sale of assets of the Company subject to and permitted by Section 11.1 of: (a) any shares of Capital Stock of a Subsidiary (other than director's qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary); (b) all or substantially all the assets of, or of any division or line of business of the Company or any Restricted Subsidiary; (c) any other assets of the Company or any Restricted Subsidiary with a book or fair market value, together with other assets disposed of in the same or related transactions, exceeding $500,000; or (d) any Excess Spread Receivables (other than, in the case of clauses (a), (b), (c) or (d) above, (1) a disposition of Receivables in the ordinary course of business, (2) a disposition by a Restricted Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Restricted Subsidiary or (3) any grant of a Permitted Lien) or (ii) the issuance of Capital Stock by any Restricted Subsidiary to any Person other than the Company or any Wholly Owned Restricted Subsidiary.

                  "ASSET DISPOSITION OFFER AMOUNT," "ASSET DISPOSITION PURCHASE OFFER PERIOD," "ASSET DISPOSITION PURCHASE DATE," "ASSET DISPOSITION PURCHASE PRICE" and "ASSET DISPOSITION PURCHASE NOTICE" are defined in
         Section 10.13.

                  "AUTHENTICATING AGENT" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Notes.

                  "AUTHORIZED OFFICER" means any officer of an Obligor designated by a resolution of the Board of Directors to take certain actions as specified in this Indenture.

                  "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "BANKRUPTCY CODE" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "BENEFICIARY" has the meaning specified in Section 8.1.

                  "BOARD OF DIRECTORS" means either the board of directors of any Obligor or (except for purposes of Section 10.7 or 10.14) any duly authorized committee of that board. Unless otherwise indicated, "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the relevant Obligor to have been duly adopted by the Board of Directors, or by action of an Authorized Officer designated as such pursuant to a resolution of the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee. Unless otherwise indicated, "BOARD RESOLUTION" means a Board Resolution of the Company.

                  "BUSINESS DAY" means each day which is not a Legal Holiday.

                  "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  A "CHANGE OF CONTROL" will be deemed to have occurred:

                           (i) upon any merger or consolidation of the Company
                  with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Parent (in each case on a consolidated basis), in one transaction or a series of related transactions, if, in the case of any such merger or consolidation, the securities of the Company or Parent, as applicable, that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company or Parent are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation, provided, however, that the sale by the Company, its Subsidiaries or Parent from time to time of Receivables in the ordinary course of business shall not be treated hereunder as a sale of all or substantially all the assets of the Company or Parent;

                           (ii) when any "PERSON" or "GROUP" (as such terms are
                  used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than any or all of the Excluded Persons, is or becomes the "BENEFICIAL OWNER" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "BENEFICIAL OWNERSHIP" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (A) more than 40% of the then outstanding shares of Voting Stock of the Company; or (B) more than 40% (or, if the Excluded Persons, in the aggregate, then hold more than 40% of the outstanding shares of Voting Stock of the Parent, more than 45%) of the then outstanding shares of Voting Stock of the Parent; or

                           (iii) when, during any period of 24 consecutive
                  months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the Board of Directors of the Company or the board of directors of Parent (together with any new directors whose election by such Board or board or whose nomination for election by the stockholders of the Company or Parent, as applicable, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company or the board of directors of Parent, as applicable, then in office.

                  "CHANGE OF CONTROL PURCHASE DATE," "CHANGE OF CONTROL PURCHASE NOTICE," "CHANGE OF CONTROL PURCHASE PRICE" and "CHANGE OF CONTROL PURCHASE OFFER" are defined in Section 10.18.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY" means the Person named as the "COMPANY" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "COMPANY" shall mean such successor Person.

                  "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of each Obligor by its Chairman of the Board, its Vice Chairman of the Board, its President, its Chief Financial Officer or a Vice President, and by its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "CONSOLIDATED ADJUSTED NET INCOME" means, for any period, (a) Consolidated Net Income minus (b) gain on sale of loans and net unrealized gain on mortgage related securities, plus (c) provision for credit losses, amortization and depreciation (including amortization of excess servicing rights), in each case for such period and for the Company and its Restricted Subsidiaries.

                  "CONSOLIDATED LEVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, excluding (A) Permitted Warehouse Indebtedness and Guarantees thereof permitted to be Incurred pursuant to clause (b)(1) of Section 10.9, (B) Hedging Obligations permitted to be Incurred pursuant to clause (b)(3) of Section 10.9 and
         (C) Junior Subordinated Obligations of the Company, to (ii) the Consolidated Net Worth of the Company.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any person if such Person is not a Restricted Subsidiary, except that
         (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause
         (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income to the extent that cash could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles, in each case determined in accordance with GAAP.

                  "CONSOLIDATED NET WORTH" means the consolidated stockholders' equity of the Company and its Subsidiaries, as determined in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements are available, less (i) all write-ups by the Company or any Restricted Subsidiary (other than write-ups resulting from foreign currency translations, write-ups of tangible assets of a going concern business made within 12 months after acquisition thereof and write-ups of Excess

         Spread Receivables or mortgage servicing rights in accordance with GAAP), (ii) all Investments in unconsolidated Subsidiaries or Persons that are not Restricted Subsidiaries (except Temporary Cash Investments), (iii) all unamortized debt discount and expense and unamortized deferred charges of the Company and its Restricted Subsidiaries, in each case as of such date, and (iv) any amounts attributable to Disqualified Stock. The "Consolidated Net Worth" of a Restricted Subsidiary means the consolidated net worth of such Subsidiary and its Subsidiaries (if any), determined on an equivalent basis. For purposes of this definition, "deferred charges" does not include deferred taxes, costs associated with mortgage servicing rights and loan origination costs, in each case to the extent deferred in accordance with GAAP.

                  "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is located at 40 Wall Street, New York, New York 10005.

                  "COVENANT DEFEASANCE" has the meaning specified in Section
         14.3.

                  "CURRENCY AGREEMENT" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

                  "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "DEFAULTED INTEREST" has the meaning specified in Section 3.8.

                  "DEPOSITARY" has the meaning specified in Section 3.1.

                  "DESIGNATED SENIOR INDEBTEDNESS" means, as of any date of determination, any Senior Indebtedness if the unpaid principal amount thereof, or the amount of Senior Indebtedness committed to be extended by the lender or lenders under the related credit facility, equals or exceeds $1,000,000 on such date.

                  "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holders thereof, in each case in whole or in part on or prior to the first anniversary of the Stated Maturity of the Notes.

                  "ELIGIBLE EXCESS SPREAD RECEIVABLES" means Excess Spread Receivables of the Company and its Restricted Subsidiaries, other than
         (i) any Excess Spread Receivables created as the result of the securitization or sale of other Excess Spread Receivables, and (ii) any Excess Spread Receivables attributable to any whole loan sale of Receivables, unless the Person or Persons holding such Receivables (a) is a GSE or (b) has then outstanding senior unsecured and unsupported long-term debt rated Baa2 or better by Moody's Investors Service, Inc. and BBB or better by Standard & Poor's Ratings Group.

                  "EVENT OF DEFAULT" has the meaning specified in Section 5.1.

                  "EXCESS SPREAD" means (i) with respect to a "POOL" of Receivables that has been sold to a trust or other Person in a securitization, the excess of (a) the weighted average coupon on each pool of Receivables sold over (b) the sum of the pass-through interest rate plus a normal servicing fee, a trustee fee, an insurance fee and an estimate of annual future credit losses related to such assets, in each case calculated in accordance with any applicable GAAP, and (ii) with respect to Receivables that have been sold to a Person in a whole loan sale, the cash flow of the Company and its Restricted Subsidiaries from such Receivables, net of, to the extent applicable, a normal servicing fee, a trustee fee, an insurance fee and an estimate of annual future credit losses related to such assets, in each case calculated in accordance with any applicable GAAP.

                  "EXCESS SPREAD RECEIVABLES" of a Person means the contractual or certificated right to Excess Spread capitalized on such Person's consolidated balance sheet (the amount of which shall be the present value of the Excess Spread, calculated in accordance with GAAP, net of any allowance for losses on loans sold with recourse or other liability allocable thereto, to the extent not otherwise reflected in such amount). Excess Spread Receivables (a) include mortgage backed securities attributable to Receivables sold by the Company or any Subsidiary, and (b) do not include any mortgage servicing rights.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCLUDED PERSON" means (i) any Existing Holder, (ii) any corporation or limited liability company controlled by one or more Existing Holders, (iii) any partnership the general partners of which are or are corporations controlled by one or more Existing Holders, and
         (iv) any trust of which any Existing Holder is the trustee and at least 80% of the beneficial interests in which are owned by such Existing Holder and the spouse or lineal descendants of such Existing Holder. For purposes of this definition, "CONTROL" means the beneficial ownership of at least 80% of the Voting Stock of a Person.

                  "EXISTING HOLDERS" means Robert Nederlander, Eugene I. Schuster, Jerome J. Cohen, Herbert B. Hirsch and Don A. Mayerson.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC and releases of the Emerging Issues Task Force.

                  "GLOBAL NOTE" means a Note bearing the legend prescribed in
         Section 2.4 evidencing all or part of the Notes, authenticated and delivered to the Depositary or its custodian, and registered in the name of such Depositary or custodian.

                  "GLOBAL NOTE HOLDER" has the meaning specified in Section 3.1.

                  "GOVERNMENTAL APPROVAL" means an authorization, consent, approval, permit, license, registration or filing with any Governmental Authority.

                  "GOVERNMENTAL AUTHORITY" with respect to any Person, means any nation (including an Indian nation), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, in each case, having jurisdiction or authority over such Person.

                  "GSE" means Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

                  "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

                  "GUARANTOR" means any person Guaranteeing any obligation.

                  "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "HOLDERS" or "NOTEHOLDERS" means the Person in whose name a
         Note is registered on the Registrar's books.

                  "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "INCURRENCE" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

                  "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication): (i) the principal of and premium, if any, in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (including any such obligations under repurchase agreements, but excluding trade accounts payable and expense accruals arising in the ordinary course of business not overdue by more than 60 days); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends) or, in the case of a Subsidiary of such Person, any Preferred Stock (but excluding any accrued dividends); (vi) Warehouse Indebtedness; (vii) in connection with each sale of any Excess Spread Receivables, the maximum aggregate claim (if any) that the purchaser thereof could have against such Person if the payments anticipated in connection with such Excess Spread Receivables are not collected; (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;
         (ix) all obligations of the type referred to in clauses (i) through
         (viii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (x) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Notwithstanding the foregoing, "INDEBTEDNESS" shall not include obligations under the Tax Sharing Agreement or any renewal or other modification thereof that complies with Section 10.14. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof set forth in this Section), the amount of unconditional Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above. The amount of any Indebtedness under clause (viii) of this definition shall be equal to the amount of the outstanding obligation for which such Person is responsible or liable, directly or indirectly, including by way of Guarantee. Notwithstanding the foregoing, any securities issued in a securitization by a special purpose owner trust or similar entity formed by or on behalf of a Person and to which Receivables have been sold or otherwise transferred by or on behalf of such Person or its Restricted Subsidiaries shall not be treated as Indebtedness of such Person or its Restricted Subsidiaries under this Indenture, regardless of whether such securities are treated as indebtedness for tax purposes, provided (1) neither the Company nor any of its Restricted
         Subsidiaries (other than Special Purpose Subsidiaries) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for credit support in the form of "overcollateralization" of the senior certificates issued in, or subordination of or recourse to all or a portion of Excess Spread Receivables attributable to, such securitization, in each case to the extent reflected in the book value of such Excess Spread Receivables, or (b) is directly or indirectly liable (as a guarantor or otherwise), and (2) no default with respect to such securities (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

                  "INTEREST-ONLY CERTIFICATE" means a certificate issued in a securitization of a pool of Receivables which pays a fixed or floating interest rate on a notional principal amount.

                  "INTEREST PAYMENT DATE" means the date on which any installment of interest on the Notes becomes due and payable, as provided in such Notes, the form of which is set forth in Section 2.2.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

                  "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business, other than Receivables, that are recorded as trade accounts on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness (including Receivables) or other similar instruments issued by, such Person. For purposes of the definitions of "UNRESTRICTED SUBSIDIARY" and "RESTRICTED PAYMENT" and Section 10.11,
         (i) "INVESTMENT" shall include the greater of the fair market value and the book value of the Investments by the Company and its Restricted Subsidiaries in such Subsidiary at the time it is so designated and
         (ii) any property transferred to or from a Person shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "ISSUE DATE" means the date on which the Notes are originally issued.

                  "JOINDER OF SUBSIDIARY GUARANTOR" means a Joinder of Subsidiary Guarantor substantially in the form of Exhibit B.

                  "JUNIOR SUBORDINATED OBLIGATION" is any future Indebtedness of the Company and the Subsidiary Guarantors that by its terms is expressly subordinated in right of payment to the Notes and the Subsidiary Guarantees to at least the same extent as described in Article Twelve.

                  "LEGAL DEFEASANCE" has the meaning specified in Section 14.2.

                  "LEGAL HOLIDAY" means any Saturday, Sunday or other day on which banks in the States of New York or Georgia are authorized or obligated by law to be closed for business.

                  "LIEN" means (i) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) and
         (ii) any claim (whether direct or indirect through subordination or other structural encumbrance) against any Excess Spread Receivables sold or otherwise transferred by such Person to a buyer, unless such Person is not liable for any losses thereon.

                  "MANAGEMENT SERVICES AGREEMENT" means the agreement, dated as of _______________, 1996, between the Company and PEC, without regard to any amendments, supplements or other modifications thereof after the Issue Date.

                  "MATURITY", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, upon repurchase or otherwise.

                  "MEGO FINANCIAL" means Mego Financial Corp., a New York corporation.

                  "NET AVAILABLE CASH" from an Asset Disposition means cash payments received therefrom (including any cash payment received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset

         Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition, and (iii) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "NET CASH PROCEEDS," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "NON-RECOURSE DEBT" means indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides a Guarantee or other credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as the primary obligor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than the Notes and the Subsidiary Guarantees) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "NOTE REGISTER" has the meaning specified in Section 3.6.

                  "NOTE REGISTRAR" has the meaning specified in Section 3.6.

                  "OBLIGATIONS" has the meaning specified in Section 8.1.

                  "OBLIGOR" means the Company or any Guarantor.

                  "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary, of any Obligor, and delivered to the Trustee. Unless otherwise indicted, "OFFICERS' CERTIFICATE" means an Officers' Certificate of the Company.

                  "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Obligors and who shall be acceptable to the Trustee.

                  "OUTSTANDING", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                           (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                           (ii) Notes for whose payment or redemption money in
                  the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than any Obligor) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                           (iii) Notes in exchange for or in lieu of which other
                  Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other Obligor upon the Notes or any Affiliate of the Company or of such other Obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other Obligor upon the Notes or any Affiliate of the Company or of such other Obligor.

                  "PARENT" means Mego Financial and its successors, but only while such company beneficially owns 40% or more of the Voting Stock of the Company.

                  "PAYING AGENT" means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company or, if the Company is acting as its own Paying Agent, the Company.

                  "PAYMENT BLOCKAGE PERIOD" has the meaning specified in Section 12.3.

                  "PAYMENT BLOCKAGE NOTICE" has the meaning specified in Section 12.3.

                  "PEC" means Preferred Equities Corporation, a Nevada corporation, and its successors.

                  "PEC AGREEMENTS" means the Management Services Agreement and the Servicing Agreement.

                  "PERMITTED INVESTMENT" means an Investment by the Company or any Restricted Subsidiary: (i) in a Wholly Owned Restricted Subsidiary or a Person that, upon the making of such Investment, will become a Wholly Owned Restricted Subsidiary; provided, however, that the primary business of such Wholly Owned
         Restricted Subsidiary is a Related Business; (ii) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly Owned Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) while no Default or Event of Default exists, any Investment in Persons engaged in a Related Business, provided the aggregate amount of all Investments made by the Company and its Restricted Subsidiaries after the Issue Date that constitute Permitted Investments under this clause (iii) (and, without limitation, not including Permitted Investments under clause (i) above), on any date (the "DATE OF DETERMINATION"), may not exceed the sum of (a) $6,000,000, plus (b) the excess, if any, of (A) 25% of Consolidated Net Income during the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the fiscal quarter ended most recently prior to the date of determination for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, zero), over (B) the aggregate amount of Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (other than a Restricted Payment permitted to be made pursuant to clause (i) or (ii) of paragraph (b) of Section 10.11), (iv) in the form of Temporary Cash Investments; (v) in the form of receivables (other than Receivables) owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (vi) in the form of payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) in the form of loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount not to exceed $250,000 outstanding at any time; (viii) in the form of stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 10.13, provided the amount thereof does not exceed 10% of Consolidated Net Worth; (x) in the form of Receivables of the Company or any Restricted Subsidiary; and (xi) in the form of Excess Spread Receivables, subordinated certificates or Interest-only Certificates arising from a securitization or sale of Receivables by the Company or any of its Wholly Owned Restricted Subsidiaries (including any securitization of a "pool" of receivables that, in addition to Receivables, also includes loans, leases or other receivables of Persons other than the Company or any Wholly Owned Restricted Subsidiary).

                  "PERMITTED LIENS" means, with respect to the Company and any Restricted Subsidiary: (i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or for the payment of rent, in each case Incurred in the ordinary course of business; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for amounts not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (iii) Liens for property taxes not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings; (iv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, or leases, subleases or other Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (v) Liens securing Indebtedness of such Person Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, equipment (including vehicles) of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (vi) Liens on Receivables of the Company or a Restricted Subsidiary, as the case may be, to secure Indebtedness permitted under the provisions described in clause (b)(1) of Section 10.9; (vii) Liens on Excess Spread Receivables (or on the Capital Stock of any Person substantially all the assets of which are Excess Spread Receivables); provided, however, that no such Liens may encumber Eligible Excess Spread Receivables of the Company and its Restricted Subsidiaries in an amount equal to the sum of (1) the Specified Percentage in effect at the creation of such Lien (the "DETERMINATION DATE") of the unpaid principal amount as of the determination date of the Notes and all other unsecured Indebtedness of the Company and its Restricted Subsidiaries that does not constitute Junior Subordinated Obligations (collectively, the "SPECIFIED UNSECURED INDEBTEDNESS"; the amount under this subclause (1) being the "BASE SET ASIDE"), plus (2) 25% of the excess, if any, of (x) the total amount of Eligible Excess Spread Receivables shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the determination date, over (y) the Base Set Aside, provided that the sum of the Base Set Aside plus the amount in this clause (2) (the "EXCESS SET ASIDE") shall not exceed 200% of Specified Unsecured Indebtedness, plus (3) 10% of the excess, if any, of (x) the amount under the foregoing subclause (2)(x), over
         (y) the sum of the Base Set Aside plus the Excess Set Aside; (viii) Liens existing on the Issue Date and listed on Schedule 10.12 to this Indenture; (ix) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Restricted Subsidiary of such Person; provided, however, that (A) such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary or being designated a Restricted Subsidiary and (B) such

         Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries; (x) Liens on property at the time such Person or any of its Restricted Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Restricted Subsidiary of such Person; provided, however, that (A) such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and (B) such Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries; (xi) Liens securing Indebtedness or other obligations of a Restricted Subsidiary of such Person owing to such Person or a Wholly Owned Restricted Subsidiary of such Person; (xii) Liens (other than on any Excess Spread Receivables) securing Hedging Obligations of the Company or such Restricted Subsidiary so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such Hedging Obligations; (xiii) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness of the Company or such Restricted Subsidiary secured by any Lien referred to in the foregoing clauses (v), (viii) and (ix); provided, however, that
         (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property), (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described in clause (v), (viii) or (ix), as the case may be, at the time the original Lien became a Permitted Lien and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (C) the Average Life of such Indebtedness is not decreased; and (xiv) any Lien in the form of "over-collateralization" of the senior certificates issued in, or subordination of or recourse to all or a portion of Excess Spread Receivables of the Company or any Subsidiary attributable to, a securitization of Receivables, in each case to the extent reflected in the book value of such Excess Spread Receivables, which Lien is in favor of the holders of other interests in the trust relating to such securitization, provided, however, that notwithstanding any of the foregoing clauses, no Lien on Eligible Excess Spread Receivables, other than a Lien permissible under the foregoing clauses (vii) and (xiv), shall be a Permitted Lien. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (v), (ix) or (x) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 10.13. Without limitation, for purposes of clause (vii) of this definition, the Incurrence of any Indebtedness (or an increase in the amount of any Indebtedness) secured by a Lien on Excess Spread Receivables shall be considered the incurrence of a new Lien on such Excess Spread Receivables, irrespective of whether a Lien securing other Indebtedness (or a lesser amount of Indebtedness) already exists on such assets at the time of such Incurrence.

                  "PERMITTED WAREHOUSE INDEBTEDNESS" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets being financed are eligible to be recorded as held for sale on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP, (ii) Warehouse Indebtedness constitutes Permitted Warehouse Indebtedness only (a) if, in the case of

         Warehouse Indebtedness under a Purchase Facility, recourse with respect to the obligations of the Company and its Restricted Subsidiaries under such Warehouse Facility is limited to the Receivables financed thereby or (b) in the case of any other Warehouse Indebtedness, to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under the Warehouse Facility, and (B) the principal amount of such Receivables, and (iii) any such Indebtedness has not been outstanding in excess of 360 days.

                  "PERMITTED WAREHOUSE INDEBTEDNESS LIMITATION" means, with respect to any Warehouse Indebtedness of any Restricted Subsidiary, any covenant in the credit documents under which such Warehouse Indebtedness is incurred to maintain the consolidated net worth of such Restricted Subsidiary at a specified dollar amount, provided that such covenant does not require such consolidated net worth to be maintained at a level in excess of 85% of the consolidated net worth of such Restricted Subsidiary shown on the most recently available consolidated balance sheet of such Restricted Subsidiary at the time such credit documents are entered into, amended or renewed. For purposes of this definition, "CONSOLIDATED NET WORTH" shall be determined in accordance with GAAP.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PLACE OF PAYMENT" means the place or places where the principal of and any premium and interest on the Notes are payable as specified in Section 10.2.

                  "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

                  "PREFERRED STOCK" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such corporation.

                  "PRINCIPAL" of a Note means the principal of the Note payable on the Note which is due or overdue or is to become due at the relevant time.

                  "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "PURCHASE DATE" means any Asset Disposition Purchase Date or any Change of Control Purchase Date.

                  "PURCHASE FACILITY" means any Warehouse Facility pursuant to which the Company or a Restricted Subsidiary sells Receivables to a financial institution or other Person and retains a right of first refusal (or a right with similar effect) upon the subsequent resale of such Receivables by such financial institution.

                  "PURCHASE NOTICE" means any Asset Disposition Purchase Notice or any Change of Control Purchase Notice.

                  "PURCHASE PRICE" means any Asset Disposition Purchase Price or Change of Control Purchase Price.

                  "QUALIFIED STOCK" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

                  "RECEIVABLES" means loans, leases and receivables purchased or originated by the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

                  "REDEMPTION DATE", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                  "REDEMPTION PRICE", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                  "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "REFINANCED" and "REFINANCING" shall have correlative meanings.

                  "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced,
         (iii) such Refinancing Indebtedness has an aggregate principal amount (or, if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or, if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being

         Refinanced, and (iv) in the case of Refinancing Indebtedness that Refinances any Junior Subordinated Obligations, such Refinancing Indebtedness constitutes a Junior Subordinated Obligation; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or another Subsidiary or (y) Indebtedness of the Company or a Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date on the Notes means the __________ or ___________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "RELATED BUSINESS" means any consumer lending business or any financial service business directly relating to such business.

                  "REPRESENTATIVE" means, with respect to any Senior Indebtedness, any holder thereof or any agent, trustee or other representative for any such holder.

                  "RESPONSIBLE OFFICER", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "RESTRICTED PAYMENT" with respect to any Person means: (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), and (B) dividends or distributions payable solely to the Company or a Wholly Owned Restricted Subsidiary; (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock); (iii) the payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Junior Subordinated Obligations of the Company or any Restricted Subsidiary; or (iv) the making of any Investment (other than a Permitted Investment) in any Person. Notwithstanding the foregoing, solely for purposes of calculating the aggregate amount of "other Restricted Payments since the Issue Date," as used in clause (iii) of paragraph (a) of Section 10.11, any Investment that constitutes a

         Permitted Investment under clause (iii) of the definition of "PERMITTED INVESTMENT" shall be considered a Restricted Payment (but such a Permitted Investment shall not be considered a Restricted Payment for any other purpose).

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR INDEBTEDNESS" means principal of and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or a Subsidiary, as applicable, to the extent postpetition interest is allowed in such proceeding) and premium, if any, on (a) any Indebtedness of the Company or any Restricted Subsidiary of the type referred to in clause (i), (ii), (iii), (iv) or (vi) of the definition of "Indebtedness," or (b) all Guarantees by the Company or any Restricted Subsidiary with respect to Indebtedness referred to in the foregoing clause (a), unless, in the case of clause (a) or (b), the instrument under which such Indebtedness is incurred expressly provides that it is pari passu with or subordinated in right of payment to the Notes (in the case of Indebtedness being Incurred by the Company) or the Subsidiary Guarantee of such Restricted Subsidiary (in the case of Indebtedness being Incurred by any Restricted Subsidiary). Notwithstanding the foregoing, Senior Indebtedness shall not include
         (a) any liability for federal, state, local, foreign or other taxes,
         (b) any Indebtedness of the Company or any Restricted Subsidiary to any Affiliates (including obligations under the Tax Sharing Agreement, as amended from time to time), (c) any trade accounts payable and expense accruals, (d) any Indebtedness that is Incurred in violation of this Indenture, and (e) Indebtedness owed for compensation or for services rendered.

                  "SENIOR OFFICER" means the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Financial Officer, a Vice President, the Treasurer, the Controller, or the Secretary of the Company,

                  "SERVICING AGREEMENT" means the agreement, dated as of __________, 1996, between the Company and PEC, without regard to any amendments, supplements or other modifications thereof after the Issue Date.

                  "SPECIAL PURPOSE SUBSIDIARY" means a Restricted Subsidiary formed in connection with a securitization of Receivables (i) all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Restricted Subsidiaries, (ii) that has no assets other than Excess Spread Receivables created in such securitization, (iii) that conducts no business other than holding such Excess Spread Receivables, and (iv) that has no Indebtedness (other than short-term Indebtedness to the Company or any Wholly Owned Restricted Subsidiary attributable to the purchase by such Restricted

         Subsidiary from the Company or such Wholly Owned Restricted
         Subsidiary of such Receivables, which Indebtedness is paid in full upon closing of such securitization).

                  "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8.

                  "SPECIFIED PERCENTAGE" means (i) at any time prior to the date that is six months after the Issue Date, 0%, (ii) subject to clause
         (i), at any time prior to the date that is 12 months after the Issue Date, 20%, (iii) subject to clauses (i) and (ii), at any time prior to the date that is 18 months after the Issue Date, 40%, (iv) subject to clauses (i), (ii) and (iii), at any time prior to the date that is 24 months after the Issue Date, 90%, and (v) at any other time, 125%.

                  "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Wholly Owned Subsidiaries of such Person or
         (iii) one or more Wholly Owned Subsidiaries of such Person. Unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Company.

                  "SUBSIDIARY GUARANTEE" has the meaning specified in the recitals.

                  "SUBSIDIARY GUARANTOR" means all future Subsidiaries of the Company other than Special Purpose Subsidiaries, unless any such Subsidiary is designated an "Unrestricted Subsidiary" in accordance with Section 10.20, each of which shall have executed and delivered to the Trustee aJoinder of Subsidiary Guarantor.

                  "SUBSIDIARY GUARANTOR PAYMENT BLOCKAGE NOTICE" has the meaning specified in Section 12.3.

                  "SUBSIDIARY GUARANTOR PAYMENT BLOCKAGE PERIOD" has the meaning specified in Section 12.3.

                  "SUCCESSOR COMPANY" has the meaning specified in Section 11.1.

                  "TAX SHARING AGREEMENT" means the agreement, dated as of __________, 1996, by and among Mego Financial, the Company, PEC and the subsidiaries of PEC, without regard to any amendments, supplements or other modifications thereof after the Issue Date.

                  "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed as to principal and interest by the United States of America or any agency thereof and maturing within 180 days after acquisition thereof; (ii) investments in demand deposit accounts or time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is not an Affiliate of the Company and that is organized under the laws of the United States of America or any state thereof, which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500,000,000 and has outstanding debt which is rated "AA" (or similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating of "P-1" or higher according to Moody's Investors Service, Inc. or "A-1" or higher according to Standard & Poor's Ratings Group; and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

                  "TRUSTEE" means the Person named as the "TRUSTEE" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "TRUSTEE" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "TRUSTEE" as used with respect to the Notes shall mean the Trustee with respect to the Notes.

                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided in Section 10.20 and (ii) any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "VICE PRESIDENT", when used with respect to any Obligor or the Trustee, means any vice president (but shall not include any assistant vice president), whether or not designated by a number or a word or words added before or after the title "vice president".

                  "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "WAREHOUSE FACILITY" means any funding arrangement with a financial institution or other lender or purchaser exclusively to finance the purchase or origination of Receivables by the Company or a Restricted Subsidiary of the Company for the purpose of pooling such Receivables prior to securitization or sale in the ordinary course of business, including any Purchase Facilities.

                  "WAREHOUSE INDEBTEDNESS" means the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility with respect to Receivables until such time such Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterpart under the Warehouse Facility to a Person who is not an Affiliate of the Company.

                  "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Restricted Subsidiaries.

                  "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

                  Section 1.2       Compliance Certificates and Opinions.

                  Upon any application or request by any Obligor to the Trustee to take any action under any provision of this Indenture, the Obligor shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Obligor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

                  Every certificate or opinion (other than the Officers' Certificate delivered under Section 10.4 hereof) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  Section 1.3       Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of any Obligor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Obligor stating that the information with respect to such factual matters is in the possession of the Obligor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  Section 1.4       Acts of Holders, Record Dates.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective upon action by the requisite percentage of Holders when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Obligor, if made in the manner provided in this Section.

                  Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Note, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interest in any such Global Note.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Notes entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Notes. If not set by the Company prior to the first solicitation of a Holder of Notes made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders Notes, only the Holders of Notes on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                  (d) The ownership of Notes shall be proved by the Note
Register.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                  (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

                  Section 1.5       Notices, Etc., to Trustee and Company.

                  Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by any Obligor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

                  (2) any Obligor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Obligor addressed to it at the address of the Company's principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by such Obligor, Attention: [__________].

                  Section 1.6       Notice to Holders; Waiver.

                  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                  Section 1.7       Conflict with Trust Indenture Act.

                  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                  Section 1.8       Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 1.9       Successors and Assigns.

                  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 1.10      Separability Clause.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 1.11      Benefits of Indenture.

                  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than (a) the parties hereto and their successors hereunder and (b) the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  Section 1.12      Governing Law; Choice of Forum.

                  (A) THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  (b) EACH OBLIGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) Each Obligor hereby irrevocably appoints CT Corporation Systems (the "PROCESS AGENT," which has consented thereto) with offices on the date hereof at 1633 Broadway, New York, New York 10019, as Process Agent to receive for and on behalf of such Obligor service of process in the County of New York relating to this Indenture and the Notes. SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING AGAINST ANY OBLIGOR MAY BE MADE ON THE PROCESS AGENT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK, AND THE PROCESS AGENT IS HEREBY AUTHORIZED AND DIRECTED TO ACCEPT SUCH SERVICE FOR AND ON BEHALF OF SUCH OBLIGOR AND TO ADMIT SERVICE WITH RESPECT THERETO. SUCH SERVICE UPON THE PROCESS AGENT SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON SUCH OBLIGOR, SUFFICIENT FOR PERSONAL JURISDICTION, 10 DAYS AFTER MAILING, AND SHALL BE LEGAL AND BINDING UPON SUCH OBLIGOR FOR ALL PURPOSES, NOTWITHSTANDING ANY FAILURE OF THE PROCESS AGENT TO MAIL COPIES OF SUCH LEGAL PROCESS TO SUCH OBLIGOR OR ANY FAILURE ON THE PART OF SUCH OBLIGOR TO RECEIVE THE SAME. Each Obligor confirms that it has instructed the Process Agent to mail to such Obligor, upon service of process being made on the Process Agent pursuant to this Section, a copy of the summons and complaint or other legal process served upon it, by registered mail, return receipt requested, at such Obligor's address set forth in Schedule 105, or to such other address as such Obligor may notify the Process Agent in writing. Each Obligor agrees that it will at all times maintain a process agent to receive service of process in the County of New York on its behalf with respect to this Indenture and the Notes. If for any reason the Process Agent or any successor thereto shall no longer serve as such process agent or shall have changed its address without notification thereof to the Trustee, such Obligor, immediately after gaining knowledge thereof, irrevocably shall appoint a substitute process agent acceptable to the Trustee in the County of New York and advise the Trustee thereof.

                  (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGOR IN ANY OTHER JURISDICTION.

                  Section 1.13      Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes (other than a provision of the Notes which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                   ARTICLE TWO

                                           NOTE FORMS

                  Section 2.1       Forms Generally.

                  The Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

                  Each Note issued after the execution and delivery by any Subsidiary of aJoinder of Subsidiary Guarantor shall include provisions relating to the Subsidiary Guarantee, which shall be substantially in the form of Exhibit A.

                  The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Obligor executing such Notes, as evidenced by their execution of such Notes.

                  Section 2.2       Form of Face of Note.

                            MEGO MORTGAGE CORPORATION

                   ......% SENIOR SUBORDINATED NOTES DUE 2001

No...................                                          $..............

         Mego Mortgage Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "COMPANY", which term includes any Successor Company under the Indenture hereinafter referred to), for value received, hereby promises to pay to .........................., or registered assigns, the principal sum of ....................... Dollars on
 ..........................., 2001, and to pay interest thereon from ..........,
1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ................. and
 .................. in each year, commencing ................, 1997, at the rate of ......% per annum, until the principal hereof is paid or made available for payment, and at the rate of 1% over the rate set forth above per annum on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the ............... or ................ (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of New York, Borough of Manhattan, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:

                                                       MEGO MORTGAGE CORPORATION

                                                       By......................


Attest:

 ................................
 .

                  Section 2.3       Form of Reverse of Note.

                  This Note is one of a duly authorized issue of securities of the Company (herein called the "NOTES"), issued under an Indenture, dated as of _____________ ___, 1996 (herein called the "INDENTURE"), among the Company, any Person that may from time to time become a party thereto as a Subsidiary Guarantor (as defined therein) by executing and delivering to the Trustee aJoinder of Subsidiary Guarantor (as defined therein), and American Stock Transfer & Trust Company, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes designated on the face hereof, limited in aggregate principal amount to $40,000,000.

                   The Notes are subject to redemption upon not less than 30 days' and not more than 60 days' notice by mail, at any time on or after
 ................., ........., as a whole or in part, at the election of the
Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning
 .................... of the years indicated,

                                    Redemption
Year                                Price
----                                -----
 .........                           .......%
 ......... and thereafter            .......%

, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose stated maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                  The Company may redeem, at its option, up to 35% of the original aggregate principal amount of the Notes at any time and from time to time prior to ..............................., 1998, with the Net Cash Proceeds received by the Company from one or more Public Equity Offerings at a redemption price of ......% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon; provided, however, that at least 65% of the original aggregate principal amount of Notes must remain outstanding after each such redemption; and provided, further, that such redemption must occur within 60 days after the closing date of any such Public Equity Offering.

                  In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  Upon a Change of Control, the Holder of this Note will have the right to cause the Company to repurchase all or any part of this Note (which part must be $1,000 or any integral multiple thereof) at a repurchase price equal to 101% of the principal amount of this Note plus accrued and unpaid interest to the date of purchase (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture. In addition, this Note is subject to repurchase under certain circumstances upon the occurrence of an Asset Disposition, all as provided in the Indenture.

                  The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

                  If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  Section 2.4       Form of Legend for Global Notes.

                  Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

                  "This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Note may not be transferred to, or registered or exchanged for Notes registered in the name of, any Person other than the Depositary or a custodian thereof or a successor of such Depositary or a custodian of such successor and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Note shall be a Global Note subject to the foregoing, except in such limited circumstances."

                   Section 2.5 Form of Trustee's Certificate of Authentication.

                  The Trustee's certificate of authentication shall be in substantially the following form:

                  This is one of the Notes designated and referred to in the within-mentioned Indenture.

                                       AMERICAN STOCK TRANSFER & TRUST
                                       COMPANY, as Trustee

                                       By
                                          ------------------------------------
                                                   Authorized Officer

                  Section 2.6       Form of Assignment and Election to Purchase.

                  Each Note shall include the following form of Assignment and Option of Holder to Elect Purchase:

                                   ASSIGNMENT

                    (TO BE EXECUTED BY THE REGISTERED HOLDER

                  IF SUCH HOLDER DESIRES TO TRANSFER THIS NOTE)

                   FOR VALUE RECEIVED _________________ hereby sells, assigns and transfers unto _____________________________________________________.

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

                  (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:

Signature of Holder                             Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

                             (CHECK AS APPROPRIATE)

[ ] In connection with the Change of Control Purchase Offer made pursuant to
Section 10.18 of the Indenture, the undersigned hereby elects to have

                  [ ]      the entire principal amount

                  [ ] $ _______________ ($1,000 in principal amount or an
integral multiple thereof) principal amount of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest thereon to the date of purchase.

[] In connection with an Asset Disposition Purchase Offer made pursuant to
Section 10.13 of the Indenture, the undersigned hereby elects to have

                  [ ]      the entire principal amount

                  [ ] $______________ ($1,000 in principal amount or an integral multiple thereof) principal amount of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ________________ an amount in cash equal to

100% of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Dated:

Signature of Holder                           Signature Guaranteed:

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                  ARTICLE THREE

                                    THE NOTES

                  Section 3.1       Global Note; Depositary.

                  The Notes will initially be issued in the form of one or more Global Notes. Each Global Note will be deposited on the Issue Date with The Depository Trust Company (the "DEPOSITARY"), or the Trustee on its behalf, and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "GLOBAL NOTE HOLDER").

                  Section 3.2       Amount.

                  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is $40,000,000.00 (Forty Million Dollars and No Cents), except as for Notes authenticated and delivered pursuant to Section 3.5, 3.6, 3.7, [4.2], 10.13, 10.18 or 13.7.

                  Section 3.3       Denominations.

                  The Notes shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                  Section 3.4       Execution, Authentication, Delivery and
Dating.

                  The Notes shall be executed on behalf of each Obligor by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of any Obligor shall bind the Obligor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by each Obligor to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.

                  Each Note shall be dated the date of its authentication.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an Responsible Officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  Section 3.5       Temporary Notes.

                  Pending the preparation of definitive Notes, the Obligors may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Obligors shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such tenor.

                  Section 3.6 Registration; Registration of Transfer and
Exchange.

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office being herein sometimes collectively referred to as the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

                  Upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and tenor.

                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.5, 3.6, 3.7, 10.13, 10.18 or 13.7 not involving any transfer.

                  The Company shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 13.3 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (iii) to register the transfer of any Note in respect of which a Purchase Notice has been given until the earlier to occur of the withdrawal of such notice pursuant to Section 10.13 or 10.18 or the Purchase Date.

                  Section 3.7       Mutilated, Destroyed, Lost and Stolen Notes.

                  If any mutilated Note is surrendered to the Trustee, the Obligors shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to any Obligor or the Trustee that such Note has been acquired by a bona fide purchaser, the Obligors shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Obligors in their discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Obligors, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  Section 3.8 Payment of Interest; Interest Rights Preserved.

                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid in immediately available funds to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
         (2).

                  (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  Section 3.9       Persons Deemed Owners.

                  Prior to due presentment of a Note for registration of transfer, the Obligors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 3.8) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Obligors, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under this Indenture of any Notes evidenced by the Global Note for the purposes of receiving payment on the Notes, receiving notices, and for all other purposes under this Indenture and the Notes. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under this Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Obligors nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

                  Section 3.10      Cancellation.

                  All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of as directed by a Company Order.

                  Section 3.11      Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                     BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES

                  Section 4.1       Applicability of Article

                  Each Global Note shall be subject to this Article.

                  Section 4.2.      Book-Entry Provisions For Global Note

                  (a) Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Any Holder of the Global Note shall, by acceptance of such Global Note, agree that the transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book-entry system. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or an agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) The Depositary must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

                  (c) Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for individual Notes represented thereby, a Global Note representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Interests of beneficial owners in the Global Notes (each an "INTEREST") may be transferred to one beneficial owner or to another Agent Member or exchanged for definitive Notes in accordance with the rules and procedures of the Depositary and the provisions of this Indenture. In addition, definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or is no longer eligible to serve as Depositary pursuant to the terms of this Indenture and a successor Depositary is not appointed by the Company within 90 days after delivery of such notice; (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of definitive Notes under this Indenture, then the Company shall execute; or (iii) there shall have occurred and be continuing a Default with respect to any Notes represented by the Global Notes; and the Trustee shall, upon receipt of a Company Order in accordance with Section 3.4, authenticate and deliver, definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes. If specified by the Company pursuant to Section 3.4, the Depositary may surrender a Global Note in exchange in whole or in part for Notes of like tenor and terms and in definitive form on such terms as are acceptable to the Company, the Trustee and the Depositary.

                  (d) In connection with the transfer of any Interest from one beneficial owner to another Agent Member not taking a definitive Note, but an Interest, pursuant to paragraph (c), the Depositary shall reflect on its books and records the date, the name of the transferor and transferee, and the amount of the Interest transferred.

                  (e) In connection with the transfer of Global Notes to beneficial owners pursuant to the third sentence of paragraph (c) or (h) of this Section, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee upon receipt of a Company Order for the authentication and delivery of definitive Notes shall authenticate and deliver, without service charge:

                           (i) to the Depositary or to each Person specified by such Depositary a new Note or Notes of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

                           (ii) to such Depositary a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Notes delivered to Holders thereof.

                  Notwithstanding any other provision of this Indenture, any Note authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Note shall also be a Global Note and shall bear the legend specified in Section 2.4 except for any Note authenticated and delivered in exchange for, or upon registration of transfer of, a Global Note pursuant to the preceding sentence.

                  (f) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (g) Upon the exchange of a Global Note in its entirety for Notes in definitive form, such Global Note shall be canceled by the Trustee.

                  (h) Notwithstanding anything herein to the contrary, if at any time the Depositary for the Notes notifies the Company that it is unwilling or unable to continue as a Depositary for the Notes or if at any time the Depositary for the Notes shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Notes. If a successor Depositary for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon Company Request, will authenticate and deliver Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes representing Notes in exchange for such Global Note or Global Notes.

                                  ARTICLE FIVE

                                    REMEDIES

                  Section 5.1       Events of Default.

                  An "EVENT OF DEFAULT" as used herein is any one of the following:

                  (a) a default in the payment of interest on the Notes when due, continued for 30 days;

                  (b) a default in the payment of principal of and premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

                  (c) the failure by the Company or any Subsidiary Guarantor to comply with any of its obligations in Section 10.13, 10.18 or 10.20 or Article Eight or Eleven;

                  (d) the failure by the Company or any Subsidiary Guarantor to comply with any of its obligations in Section 7.4, 10.9, 10.10, 10.11, 10.12, 10.14, 10.15 or 10.16 and 30 days or more shall have expired after a Senior Officer of the Company first becomes aware of such failure;

                  (e) the failure by the Company or any Subsidiary Guarantor to comply, for 30 days after the notice specified below, in any material respect in the performance of or to breach any covenant, representation or warranty contained in this Indenture;

                  (f) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $2,000,000;

                  (g) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or such Subsidiary under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or such Subsidiary, or of the property of any such person, or for the winding up for liquidation of the affairs of any such person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of 60 days; or the Company or any of its Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall become insolvent or fail generally to pay its debts as they become due; or

                  (h) any judgment or decree for the payment of money in excess of $1,000,000 is rendered against the Company or a Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed; or

                  (i) any Subsidiary Guarantee ceases to be effective (except if permitted by Section 10.20), is held to be invalid in a judicial proceeding or its validity is contested by the Company or any Restricted Subsidiary.

                  A Default under subsection (e) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."

                  Section 5.2       Acceleration of Maturity;
                                    Rescission and Annulment.

                  If an Event of Default (other than an Event of Default specified in clause (g) of Section 5.1) with respect to Notes at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If any Event of Default specified in clause (g) of Section 5.1 occurs, such principal amount shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after such a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (A)      all overdue interest on all Notes,

                           (B) the principal of (and premium, if any, on) any
                  Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and

                           (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (2) all Events of Default with respect to Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company covenants that if

                  (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                   (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may (or, at the direction of Holders of not less than 25% of the Outstanding Notes shall), in addition to any other remedies available to it, institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, any Subsidiary Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Subsidiary Guarantor or any other obligor upon the Notes, wherever situated. If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  Section 5.4       Trustee May File Proofs of Claim.

                  In case of any judicial proceeding relative to the Company (or any other Obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.7.

                  No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors' or other similar committee.

                  Section 5.5 Trustee May Enforce Claims Without Possession of Notes.

                  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

                  Section 5.6       Application of Money Collected.

                  Any money collected by the Trustee pursuant to this Article or the Subsidiary Guaranty shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                   FIRST: To the payment of all amounts due the Trustee under
         Section 6.7; and

                  SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively.

                  Section 5.7       Limitation on Suits.

                  No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

                  (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.


                    Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.8) any interest on such Note on the Stated Maturity or maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  Section 5.9       Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  Section 5.10      Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 5.11      Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  Section 5.12      Control by Holders.

                  The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would be unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability.

                  Section 5.13      Waiver of Past Defaults.

                  The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

                  (1) in the payment of the principal of or any premium or interest on any Note, or

                  (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                  Section 5.14      Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Notes by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Notes on or after the Stated Maturity or maturities expressed in such Notes (or, in the case of redemption or repurchase, on or after the Redemption Date or Repurchase Date).

                  Section 5.15      Waiver of Usury, Stay or Extension Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

                  Section 6.1       Certain Duties and Responsibilities.

                  The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. If an Event of Default occurs (and is not cured), the Trustee, in the exercise of its power, must use the degree of care of a prudent man in the conduct of his own affairs. Subject to the requirement in the foregoing sentence, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.

                  Section 6.2       Notice of Defaults.

                  If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 60 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders.

                  Section 6.3       Certain Rights of Trustee.

                  Subject to the provisions of Section 6.1:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of any Obligor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of any Obligor may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  Section 6.4 Not Responsible for Recitals or Issuance of Notes.

                  The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

                  Section 6.5       May Hold Notes.

                  The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

                 Section 6.6       Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

                  Section 6.7       Compensation and Reimbursement.

                  The Company agrees:

                  (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

                  (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder; and

                  (4) when the Trustee incurs any expenses or renders any services after the occurrence of an Event of Default specified in
         Section 5.1(g), such expenses and the compensation for such services are intended to constitute expenses of administration under the Bankruptcy Code or any similar federal or state law for the relief of debtors.

                  As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds (i) held in trust for the payment of principal of and interest on Notes or
(ii) held in the Trustee's capacity as Paying Agent.

                  The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

                  Section 6.8       Disqualification; Conflicting Interests.

                  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

                  Section 6.9       Corporate Trustee Required; Eligibility.

                  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $10,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  Section 6.10      Resignation and Removal;
                                    Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

                  (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

                  (c) The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

                  (d)      If at any time:

                           (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                           (2) the Trustee shall cease to be eligible under
         Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                           (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to all Holders of Notes in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

                  Section 6.11      Acceptance of Appointment by Successor.

                  (a) In case of the appointment hereunder of a successor Trustee with respect to the Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                  (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

                  (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  Section 6.12 Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

                  Section 6.13      Preferential Collection of Claims
                                    Against Company.

                  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                  Section 6.14      Appointment of Authenticating Agent.

                  The Trustee may appoint an Authenticating Agent or Agents (which may be an affiliate of the Company) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.7, and Notes so authenticated shall


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

be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $500,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                  Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                  Unless the Authenticating Agent has been appointed by the Trustee at the request of the Company, the Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

                  If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

                           This is one of the Notes designated and referred to in the within-mentioned Indenture.

                                   AMERICAN STOCK TRANSFER & TRUST
                                   COMPANY
                                      as Trustee

                                   By
                                      -----------------------------------------
                                      As Authenticating Agent

                                   By
                                      -----------------------------------------
                                      Authorized Officer

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

                  Section 7.1 Company to Furnish Trustee Names and Addresses of Holders,

                   (a) The Company will furnish or cause to be furnished to the
Trustee:

                           (i) semi-annually, not later than five Business Days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date, and

                           (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

                  (b) If and whenever the Company or any Affiliate acquires any Notes, the Company shall within 10 Business Days after such acquisition by the Company and within 10 Business Days after the date on which it obtains knowledge of any such acquisition by an Affiliate, provide the Trustee with written notice of such acquisition, the aggregate principal amount acquired (to the extent known by the Company), the Holder from whom such Notes were acquired and the date of such acquisition.

                  Section 7.2       Preservation of Information;
                                    Communications to Holders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

                  (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

                  (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

                  Section 7.3       Reports by Trustee.

                  (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the Trust Indenture Act with respect to any 12-month period, such report shall cover the 12-month period ending _____________ and shall be transmitted by the next succeeding _____________.

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange.

                  Section 7.4       Reports by Company.

                  The Company shall file with the SEC and shall furnish to the Trustee and the Holders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and to provide to the Trustee and the Holders the annual reports and the information, documents and other reports which are specified in Section 13 or 15(d) of the Exchange Act and applicable to a US corporation subject to such sections, such information, documents and other reports to be filed and provided at the


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

times specified for the filing of such information, documents and reports under such section. The Company also shall comply with the other provisions of TIA ss. 314(a).

                                  ARTICLE EIGHT

                              SUBSIDIARY GUARANTEES

                  Section 8.1       Subsidiary Guarantee.

                  Each Subsidiary Guarantor unconditionally and jointly and severally with all other Subsidiary Guarantors guaranties and promises to pay to the Holders and the Trustee (each a "BENEFICIARY"), on demand made at any time while an Event of Default exists, in lawful money of the United States of America, any and all Obligations of the Company from time to time owed to the Beneficiaries. Each Subsidiary Guarantor further agrees to pay on demand any and all costs and expenses (including reasonable attorneys' fees) incurred by any Beneficiary in enforcing any rights under the Subsidiary Guarantees. The term "OBLIGATIONS" means any and all present and future obligations and liabilities of the Company of every type and description to the Beneficiaries under this Indenture, the Notes and the Subsidiary Guarantees, whether for principal, premium (if any), interest, expenses, indemnities or other amounts, in each case whether due or not due, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable. All Obligations shall be conclusively presumed to have been created in reliance on each Subsidiary Guarantee. Each Subsidiary Guarantee shall be a continuing guaranty of the Obligations and, except as otherwise provided in Section 10.20, may not be revoked and shall not otherwise terminate unless and until any and all Obligations have been indefeasibly paid and performed in full. Each Subsidiary that executes and delivers to the Trustee from time to time aJoinder of Subsidiary Guarantor shall be a Subsidiary Guarantor as if such Subsidiary had been a signatory to this Indenture, and no such Joinder of Subsidiary Guarantor must be executed and delivered by any other Obligors. Each Obligor hereby consents to any such Joinder, whether or not it receives notice thereof.

                  Section 8.2       Nature of Subsidiary Guarantee.

                  The liability of each Subsidiary Guarantor under its Subsidiary Guarantee shall be independent of and not in consideration of or contingent upon the liability of the Company or any other Obligor and a separate action or actions may be brought and prosecuted against any Subsidiary Guarantor, whether or not any action is brought or prosecuted against the Company or any other Obligor or whether the Company or any other Obligor is joined in any such action or actions. The Subsidiary Guarantee given by each Subsidiary Guarantor shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to:

                  (a) the legality, validity or enforceability of the Notes, this Indenture, any of the Obligations, any Lien or collateral securing the Obligations ("COLLATERAL") or the Subsidiary Guarantee given by any other Subsidiary Guarantor;

                  (b) any defense (other than payment), set-off or counterclaim that may at any time be available to the Company or any other Obligor against, and any right of setoff at any time held by, any Beneficiary; or

                  (c) any other circumstance whatsoever (with or without notice to or knowledge of any Subsidiary Guarantor or any other Obligor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any other Obligor, in bankruptcy or in any other instance.

                  Any payment by any Obligor or other circumstance that operates to toll any statute of limitations applicable to such Obligor shall also operate to toll the statute of limitations applicable to each Subsidiary Guarantor.

                  Section 8.3       Authorization.

                  Each Subsidiary Guarantor authorizes each Beneficiary, without notice to or further assent by such Subsidiary Guarantor, and without affecting any Subsidiary Guarantor's liability hereunder (regardless of whether any subrogation or similar right that such Subsidiary Guarantor may have or any other right or remedy of such Subsidiary Guarantor is extinguished or impaired), from time to time to do any or all of the following:

                  (a) permit the Company to increase or create Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Obligations or any part thereof, consent or enter into supplemental indentures or otherwise amend the terms and conditions of this Indenture, the Notes or any provision hereof or thereof;

                  (b) take and hold Collateral from any Obligor, perfect or refrain from perfecting a Lien on such Collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such Collateral or Lien or any part thereof;

                  (c) exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of such Beneficiary against the Company or any other Obligor in respect of any Obligations or any Collateral;

                   (d) release, add or settle with any Obligor in respect of the Subsidiary Guarantee or the Obligations;

                  (e) accept partial payments on the Obligations and apply any and all payments or recoveries from such Obligor or Collateral to such of the Obligations as any Beneficiary may elect in its sole discretion, whether or not such Obligations are secured or Guaranteed;

                  (f) refund at any time, at such Beneficiary's sole discretion, any payments or recoveries received by such Beneficiary in respect of any Obligations or Collateral; and

                  (g) otherwise deal with the Company or any other Obligor as such Beneficiary may elect in its sole discretion.

                  Section 8.4       Certain Waivers.

                  Each Subsidiary Guarantor waives:

                  (a) the right to require the Beneficiaries to proceed against the Company or any other Obligor or to pursue any other remedy in any Beneficiary's power whatsoever and the right to have the property of the Company or any other Obligor first applied to the discharge of the Obligations;

                  (b) all rights and benefits under Applicable Law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

                  (c) the benefit of any statute of limitations affecting the Obligations or any Subsidiary Guarantor's liability hereunder;

                  (d) any requirement of marshaling or any other principle of election of remedies;

                  (e) any right to assert against any Beneficiary any defense (legal or equitable) other than the defense of payment, set-off, counterclaim and other right that any Subsidiary Guarantor may now or any time hereafter have against the Company or any other Obligor;

                  (f) presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Subsidiary Guarantee, and, except to the extent expressly required by this Indenture, all other notices of any kind, including (i) notice of any action taken or omitted by the Beneficiaries in reliance hereon,
         (ii) notice of any default by the Company or any other Obligor, (iii) notice that any portion of the Obligations is due, (iv) notice of any action against the Company or any other Obligor or any Collateral or the assertion of any right of any Beneficiary hereunder; and

                  (g) all defenses that at any time may be available to any Subsidiary Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect.

                  Section 8.5       No Subrogation; Certain Agreements.

                  (a) EACH SUBSIDIARY GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHTS TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT ANY BENEFICIARY MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE OBLIGATIONS AGAINST THE COMPANY OR ANY OTHER OBLIGOR (OTHER THAN RIGHTS OF CONTRIBUTION FROM OTHER SUBSIDIARY GUARANTORS), AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE BANKRUPTCY CODE) ANY SUBSIDIARY GUARANTOR MAY HAVE AGAINST THE COMPANY, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT UNDER THE SUBSIDIARY GUARANTEE, UNLESS AND UNTIL THE OBLIGATIONS SHALL HAVE BEEN PAID IN FULL.

                  (b) Each Subsidiary Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of each other Obligor and of all other circumstances bearing upon the risk of nonpayment of the Obligations or the Subsidiary Guarantee of any other Subsidiary Guarantor that diligent inquiry would reveal, and agrees that the Beneficiaries shall have no duty to advise any Subsidiary Guarantor of information regarding such condition or any such circumstances.

                  Section 8.6       Bankruptcy No Discharge.

                  (a) Without limiting Section 8.2, the Subsidiary Guarantee shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against the Company or any other Obligor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Obligations in or as a result of any such proceeding, whether or not assented to by any Beneficiary, (ii) any disallowance of all or any portion of any Beneficiary's claim for repayment of the Obligations, (iii) any use of cash or other collateral in any such proceeding, (iv) any agreement or stipulation as to adequate protection in any such proceeding, (v) any failure by any Beneficiary to file or enforce a claim against the Company or any other Obligor or its estate in any bankruptcy or reorganization case, (vi) any amendment, modification, stay or cure of any Beneficiary's rights that may occur in any such proceeding, (vii) any election by any Beneficiary under Section 1112(b)(2) of the Bankruptcy Code, or (viii) any borrowing or grant of a Lien under
         Section 364 of the Bankruptcy Code. Each Subsidiary Guarantor understands and acknowledges that by virtue of its Subsidiary Guarantee, it has specifically assumed any and all risks of any such proceeding with respect to the Company and each other Obligor.

                  (b) Notwithstanding anything in this Article to the contrary, any Event of Default under Section 5.1(g) of this Indenture shall render all Obligations, and all obligations of each Subsidiary Guarantor under its Subsidiary Guaranty, automatically due and payable for purposes of the Subsidiary Guarantee, without demand on the part of the Trustee or any Holder.

                  (c) Notwithstanding anything to the contrary herein contained, the Subsidiary Guarantees shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by any Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving the Company, any other Obligor or otherwise or if any Beneficiary elects to return any such payment or any part thereof in its sole discretion, all as though such payment had not been made.

                Section 8.7       Severability of Void Obligations under
                                    Subsidiary Guarantee.

                  The obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law.

                  Section 8.8       Right of Contribution.

                  In order to provide for just and equitable contribution among the Subsidiary Guarantors in connection with the Subsidiary Guarantees, the Subsidiary Guarantors have agreed among themselves that if any Subsidiary Guarantor satisfies some or all of the Obligations (a "FUNDING SUBSIDIARY GUARANTOR"), the Funding Subsidiary Guarantor shall be entitled to contribution from the other Subsidiary Guarantors that have positive Maximum Net Worth (as defined below) for all payments made by the Funding Subsidiary Guarantor in satisfying the Obligations, so that each Subsidiary Guarantor that remains obligated under the Subsidiary Guarantee at the time that a Funding Subsidiary Guarantor makes such payment (A "REMAINING SUBSIDIARY GUARANTOR") and has a positive Maximum Net Worth shall bear a portion of such payment equal to the percentage that such Remaining Subsidiary Guarantor's Maximum Net Worth bears to the aggregate Maximum Net Worth of all Remaining Subsidiary Guarantors that have positive Maximum Net Worth.

                  As used herein, "NET WORTH" means, with respect to any Subsidiary Guarantor, the amount, as of any date of calculation, by which the sum of a Person's assets (including subrogation, indemnity, contribution, reimbursement and similar rights that such Subsidiary Guarantor may have), determined on the basis of a "fair valuation" or their "fair salable value" (whichever is the applicable test under Section 548 and other relevant provisions of the Bankruptcy Code and the relevant state fraudulent conveyance or transfer laws) is greater than the amount that will be required to pay all of such Person's debts, in each case matured or unmatured, contingent or otherwise, as of the date of calculation, but excluding liabilities arising under the Subsidiary Guarantee and excluding, to the maximum extent permitted by Applicable Law with the objective of avoiding rendering such Person insolvent, liabilities subordinated to the Obligations arising out of loans or advances made to such Person by any other Person. "MAXIMUM NET WORTH" means, with respect to any Subsidiary Guarantor, the greatest of the Net Worths calculated as of the following dates: (A) the date on which the Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder, (B) the date on which such Subsidiary Guarantor expressly reaffirms the Subsidiary Guarantee, (C) the date on which demand for payment is made



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

on such Subsidiary Guarantor hereunder, (D) the date on which payment is made by such Subsidiary Guarantor hereunder or (E) the date on which any judgment, order or decree is entered requiring such Subsidiary Guarantor to make payment hereunder or in respect hereof. The meaning of the terms "FAIR VALUATION" and "FAIR SALABLE VALUE" and the calculation of assets and liabilities shall be determined and made in accordance with the relevant provisions of the Bankruptcy Code and applicable state fraudulent conveyance or transfer laws.

                                 ARTICLE NINE

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  Section 9.1 Supplemental Indentures Without Consent of
                              Holders.

                  Without the consent of any Holders, the Obligors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (which term shall include any Joinder of Subsidiary Guarantor), in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to any Obligor, and the assumption by any such successor of the covenants of such Obligor herein and in the Notes;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that such uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

                  (c) to add to the covenants of the Obligors for the benefit of the Holders, to surrender any right or power herein conferred upon any Obligor, or to add Subsidiary Guaranties with respect to the Notes;

                  (d) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with the provisions of this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

                  (e) to evidence, and provide for the acceptance of, the appointment of a successor Trustee hereunder;

                  (f)      to comply with Section 10.20; or

                  (g) to comply with any requirement of the SEC or state securities regulators in connection with the qualification of this Indenture under the Trust Indenture Act or any registration or qualification of the Notes under the Securities Act or state securities laws.


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                  Section 9.2 Supplemental Indentures with Consent of Holders.

                  (a) Except as otherwise provided in Section 9.2(b), with the written consent of the Holders of a majority in principal amount of the Outstanding Notes, by Act of such Holders delivered to the Company and the Trustee, the Obligors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating or waiving any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

                           (A) extend the Stated Maturity of the principal of,
                  or the stated maturity of any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption or repurchase thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity or due date thereof (or, in the case of redemption, after the Redemption Date or, in the case of repurchase, after the Purchase Date), or affect the ranking (in terms of right or time of payment) of the Notes or the Subsidiary Guarantee,

                           (B) release any Subsidiary Guarantor from any
                  Subsidiary Guarantee (except as contemplated by Section 10.20 or Section 11.2) or amend Article Eight, except as contemplated by Article Eleven,

                           (C) reduce the percentage in principal amount of the
                  Outstanding Notes the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with the provisions of this Indenture or Defaults hereunder and their consequences) provided for in this Indenture,

                           (D) modify any provision of Article Twelve with
                  respect to the subordination of the Notes;

                           (E) modify any provision of Section 13.2 or the
                  definitions used therein if the effect of such modification or waiver is to decrease the amount of any payment required to be made by the Company thereunder or extend the maturity date of such payment, or

                           (F) modify any of the provisions of this Section or
                  Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby.

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



                  (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act and such notice shall approve the substance thereof.

                  Section 9.3       Execution of Supplemental Indentures.

                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that this Indenture, as amended by such supplemental indenture, constitutes the legal, valid and binding obligation of all Obligors, enforceable against each of them in accordance with its terms.

                  Section 9.4       Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby and entitled to the benefits thereof (including the benefit of any Joinder of Subsidiary Guarantor).

                  Section 9.5       Conformity with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  Section 9.6       Reference in Notes to Supplemental
Indentures.

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form acceptable to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Obligors and authenticated and delivered by the Trustee in exchange for Outstanding Notes. Without limitation of Section 9.4, (a) in the case of any Joinder of Subsidiary Guarantor, whether or not any or all new Notes are so executed, authenticated and exchanged for previously Outstanding Notes, the Subsidiary Guarantor added by such Joinder shall be obligated with respect to its Subsidiary Guarantee as if all Outstanding Notes had been exchanged for Notes executed by all Obligors, including such Subsidiary Guarantor, or (b) in the case of the release of a Subsidiary Guarantor pursuant to the terms hereof, whether or not any or all new Notes are so executed, authenticated and exchanged for previously Outstanding Notes, such Subsidiary Guarantor shall be released from the Subsidiary Guarantee as if all Outstanding Notes had been exchanged for Notes not executed by such Subsidiary Guarantor.


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

                  Section 9.7       Notice of Supplemental Indenture.

                  After an supplemental indenture hereunder becomes effective, the Company shall mail to Holders a notice briefly describing such supplemental indenture; provided, that the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the supplemental indenture.

                                   ARTICLE TEN

                                    COVENANTS

                  Section 10.1      Payment of Principal, Premium and Interest.

                  The Company covenants and agrees for the benefit of the Notes that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

                  All payments of principal, premium, if any, and interest will be made by the Company in immediately available funds. The Notes shall be included in the Same-Day Funds Settlement System of The Depository Trust Company until maturity.

                  Section 10.2      Maintenance of Office or Agency.

                  The Company will maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment (a "PLACE OF PAYMENT"), where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Obligors in respect of the Notes and this Indenture may be served. Initially, the Company hereby designates the Corporate Trust Office of the Trustee for all such purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


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

                  Section 10.3      Money for Notes Payments to Be Held in
Trust.

                  If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of or any premium or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to act.

                  Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of or any premium or interest on any Notes, deposit with a Paying Agent, in immediately available funds, a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to act.

                  The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section that such Paying Agent will:

                  (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before


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

being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  Section 10.4      Statement by Officers as to Default.

                  (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the best knowledge of the signers thereof the Company is, or was during the preceding year, in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be or shall have been in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail, or by facsimile transmission, its status, and what action the Company or such Subsidiary is taking or proposes to take in respect thereof within 30 days after a Senior Officer of the Company or any Subsidiary becomes aware of the occurrence thereof, an Officers' Certificate specifying such event, notice or other action.

                  Section 10.5      Payment of Taxes and Other Claims.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves (in the good faith judgment of the Board of Directors) have been made.

                  Section 10.6      Maintenance of Properties.

                  The Company will cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals,


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

replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Board of Directors (or, in the case of real estate owned properties, in the judgment of a Senior Officer), desirable in the conduct of its business or the business of the Company or such Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

                  Section 10.7      Corporate Existence; Keeping of Books.

                  Subject to Article Eleven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company and its Restricted Subsidiaries; provided, however, that the existence of any Restricted Subsidiary and any such right or franchise of the Company or any Restricted Subsidiary may be terminated if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries and that the loss thereof is not and is not reasonably likely to be disadvantageous in any material respect to the Holders.

                  The Company shall keep, and cause each Restricted Subsidiary to keep, proper books and records, in which full and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Company and its Subsidiaries, in each case in accordance with GAAP.

                  Section 10.8      Insurance.

                  The Company will at all times maintain and will cause each of its Restricted Subsidiaries to maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and reputable insurers, insurance on all its properties in such amounts as management of the Company reasonably determines is appropriate under the circumstances.

                  Section 10.9      Limitations on Indebtedness.

                  (a) The Company will not Incur, and the Company will not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Disqualified Stock if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio exceeds 2.0 to 1.0.

                   (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

                           (1) Permitted Warehouse Indebtedness and Guarantees
                  by the Company of any Permitted Warehouse Indebtedness of Restricted Subsidiaries, provided that (i) on the date of such Incurrence and giving effect to any such Incurrence, the aggregate principal amount of Permitted Warehouse Indebtedness permitted under this clause (1), together with the amount of all then outstanding

                  Warehouse Indebtedness (other than Permitted
                  Warehouse Indebtedness) of the Company and its Restricted Subsidiaries permitted under clause (a) above, shall not exceed 300% of Consolidated Net Worth at such time, and (ii) that to the extent any such Indebtedness ceases to constitute Permitted Warehouse Indebtedness of the Company or a Restricted Subsidiary, such event shall be deemed to constitute the Incurrence of such Indebtedness (and any such Guarantees, but without duplication) by the Company or such Subsidiary, as the case may be;

                           (2) the Notes and the Subsidiary Guarantees;

                           (3) Hedging Obligations directly related to: (i)
                  Indebtedness permitted to be Incurred by the Company or the Restricted Subsidiaries pursuant to this Section; (ii) Receivables held by the Company or its Restricted Subsidiaries pending sale or that have been sold pursuant to a Warehouse Facility; or (iii) Receivables with respect to which the Company or any Restricted Subsidiary has an outstanding purchase or offer commitment, financing commitment or security interest;

                           (4) Indebtedness outstanding on the Issue Date (other
                  than Permitted Warehouse Indebtedness and Guarantees thereof, which shall be permissible under this paragraph (b) only pursuant to clause (1) above);

                           (5) Indebtedness or Disqualified Stock issued to and
                  held by the Company or a Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of such Indebtedness or Disqualified Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness or issuance of such Disqualified Stock by the issuer thereof;

                           (6) Indebtedness or Disqualified Stock of a
                  Restricted Subsidiary Incurred on or prior to the date on which such Subsidiary was acquired by the Company, other than Indebtedness or Disqualified Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company; provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of Indebtedness pursuant to paragraph (a) above; and

                           (7) while no Default or Event of Default exists,
                  Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or clause (4) or (6) of this paragraph (b).

                  (c) Notwithstanding the foregoing, (i) the Company and its Restricted Subsidiaries may not Incur any Indebtedness (other than the Notes and the Subsidiary Guarantees) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is a Junior Subordinated Obligation, (ii) the Company and its Restricted Subsidiaries shall not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to Refinance any Junior Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the Subsidiary Guarantees, as applicable, to at least the same extent as such Junior Subordinated Obligations, and (iii) no Restricted Subsidiary that is not a Subsidiary Guarantor shall incur, directly or indirectly, any Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured.

                  (d) For purposes of determining compliance with the foregoing:
         (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in good faith, will classify such item of Indebtedness and be required to include the amount and type of such Indebtedness in one of the above clauses; and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

                  Section 10.10 Limitation on Preferred Stock of Restricted Subsidiaries.

                  The Company will not permit any Restricted Subsidiary to Incur, directly or indirectly, any Preferred Stock except:

                  (a) Preferred Stock issued to and held by the Company or a Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of such Preferred Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Preferred Stock by the issuer thereof; and

                  (b) Preferred Stock of a Restricted Subsidiary Incurred or issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company, other than Preferred Stock Incurred or issued in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company; provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of Indebtedness pursuant to paragraph (a) of Section 10.9.

                  Section 10.11     Limitation on Restricted Payments.

                  (a) The Company will not make, and will not permit any Restricted Subsidiary to make, directly or indirectly, a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment: (i) a Default shall have occurred and be continuing


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

(or would result therefrom); (ii) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 10.9; or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 33% of the Consolidated Adjusted Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); and (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale after the Issue Date of (1) Capital Stock of the Company (other than Disqualified Stock) or (2) debt securities of the Company, but only if, when and to the extent such debt securities have been converted into any such Capital Stock (other than, in each case, an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees).

                  (b) While no Default or Event of Default exists, the provisions of the foregoing paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Junior Subordinated Obligations of the Company to the extent made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to (A) a Subsidiary of the Company or (B) an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees, except to the extent that the funds used by such plan or trust are attributable to employee contributions); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (iii)(B) of paragraph (a) above; (ii) any payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Junior Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to Section 10.9; provided, however, that, such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; and (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments.

                  No later than the date on which any Restricted Payment is made, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the foregoing covenant were computed. The amount of all Restricted Payments made other than in cash shall be the fair market value thereof on the date of the Restricted Payment, as evidenced by a Board Resolution.


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



                   Section 10.12 Limitations on Dividends and Other Payment
                                 Restrictions Affecting Subsidiaries.

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) to make any loans or advances to the Company or any Restricted Subsidiary or (c) to transfer any of its property or assets to the Company or any Restricted Subsidiary, except: (i) any encumbrance or restriction pursuant to an agreement in effect at the Issue Date and listed on Schedule 10.12 attached hereto; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement applicable to such Subsidiary prior to the date on which such Subsidiary was acquired by the Company (other than an agreement entered into in connection with, or in anticipation of, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to any other agreement contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such amendment are no less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in the agreements referred to in clause (i) or (ii) of this Section, as the case may be; (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary otherwise permissible under this Indenture to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) with respect to the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock to the Company, any Permitted Warehouse Indebtedness Limitation; and (vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

                   Section 10.13 Limitation on Sales of Assets and Subsidiary Stock.

                  (a) The Company will not consummate, and will not permit any Restricted Subsidiary to consummate, directly or indirectly, any Asset Disposition unless: (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of any non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

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

                           (A) first, to the extent the Company or such
                  Restricted Subsidiary elects either (x) to acquire Additional Assets or (y) to prepay, repay, redeem or purchase Senior Indebtedness of the Company or such Restricted Subsidiary, as the case may be (other than in either case Indebtedness owed to the Company or an Affiliate of the Company), in each case within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                           (B) second, to the extent of the balance of such Net
                  Available Cash after application in accordance with clause
                  (A), for the Company to make an offer to the Holders of the Notes to purchase Notes pursuant to and subject to this Section (an "ASSET DISPOSITION PURCHASE OFFER"); and

                           (C) third, to the extent of the balance of such Net
                  Available Cash after application in accordance with clauses
                  (A) and (B), to any application not prohibited by this Indenture;

and (iii) at the time of such Asset Disposition no Default shall have occurred and be continuing (or would result therefrom). Pending application of Net Available Cash pursuant to this Section, such Net Available Cash shall be invested in Temporary Cash Investments.

                  For the purposes of this Section, the following are deemed to be cash: (x) the assumption of Indebtedness (other than Junior Subordinated Obligations) of the Company or any Restricted Subsidiary, and the release of the Company or such Subsidiary from all liability on such Indebtedness, in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Subsidiary into cash or Temporary Cash Investments.

                  (b) In the event of an Asset Disposition that requires an Asset Disposition Purchase Offer, the Company shall be required to purchase Notes tendered pursuant to such offer by the Company for the Notes at a purchase price of 100% of their principal amount (the "ASSET DISPOSITION PURCHASE PRICE") plus accrued but unpaid interest in accordance with the procedures set forth in this Section. If the aggregate purchase price of Notes tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof (the "ASSET DISPOSITION OFFER AMOUNT"), the Company will be permitted to apply the remaining Net Available Cash in accordance with clause (ii)(C) of paragraph (a) above. The Company shall not be required to make such an Asset Disposition Purchase Offer if the Asset Disposition Offer Amount is less than $1,000,000 (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

                  (c) Within 10 days after the expiration of the 180 day period referred to in clause (ii)(B) of paragraph (a) above, if the Company is required to make an Asset Disposition Purchase Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee (an "ASSET DISPOSITION PURCHASE NOTICE"), containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Purchase Offer. Each Asset Disposition Purchase Notice, which shall govern the terms of the Asset Disposition Purchase Offer, shall state:



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

                           (i) that the Asset Disposition Purchase Offer is being made pursuant to this Section and the length of time the Asset Disposition Purchase Offer shall remain open, as provided below;

                           (ii) the Asset Disposition Offer Amount, the Asset Disposition Purchase Price and the Asset Disposition Purchase
         Date (as defined below);

                           (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

                           (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Purchase Offer shall cease to accrue interest after the Asset Disposition Purchase Date;

                           (v) that Holders electing to have a Note purchased pursuant to any Asset Disposition Purchase Offer shall be required to surrender the Note, with the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice no later than three days before the expiration of the Asset Disposition Offer Period;

                           (vi) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the last Business Day of the Asset Disposition Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                           (vii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Disposition Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company or the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                           (viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  (d) The Asset Disposition Purchase Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by Applicable Law (the "ASSET DISPOSITION PURCHASE OFFER PERIOD"). No later than five Business Days after the termination of the Asset Disposition Purchase Offer Period (the "ASSET DISPOSITION PURCHASE DATE"), the Company will purchase a principal amount of Notes at least equal to the Asset Disposition Offer Amount or, if less than the Asset Disposition Offer Amount has been tendered, all Notes tendered in response to the Asset Disposition Purchase Offer. Payment of the Asset Disposition Purchase Price and interest accrued thereon for any


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

Notes so purchased will be made in the same manner as interest payments are made. Upon completion of an Asset Disposition Purchase Offer, the Asset Disposition Offer Amount shall be reset at zero.

                  (e) If the Asset Disposition Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Purchase Offer.

                  (f) On or before the Asset Disposition Purchase Date, the Company will deliver to the Trustee an Officers' Certificate stating that the Notes purchased in the Asset Disposition Purchase Offer or portions thereof are accepted for payment by the Company in accordance with the terms of this Section. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Disposition Purchase Date) mail or deliver to each tendering Holder an amount equal to the Asset Disposition Purchase Price of the Notes tendered by such Holder and accepted by the Company for purchase plus (subject to paragraph (e)) interest accrued but unpaid thereon, and the Company will promptly issue a new Note, and the Trustee, upon delivery of a Company Order from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of any Note surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Purchase Offer on the Asset Disposition Purchase Date.

                  (g) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

                  Section 10.14     Limitation on Transactions with Affiliates.

                  The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction with or for the benefit of any Affiliate of the Company (including without limitation the making of any loan, advance, Guarantee or capital contribution to or for the benefit of, the purchase, sale, lease or exchange of any property with, the entering into or amending of employee compensation arrangements with, or the rendering of any service with or for the benefit of, any Affiliate of the Company) (an "AFFILIATE TRANSACTION") unless the terms thereof: (i) are in the ordinary course of business and consistent with past practice; (ii) are fair to the Company or such Restricted Subsidiary and are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate;
(iii) if such Affiliate Transaction involves an amount in excess of $500,000,
(A) are set forth in writing and (B) have been approved by a majority of the members of the Board of Directors having no personal stake in such

Affiliate Transaction; and (iv) if such Affiliate Transaction involves an amount in excess of $3,000,000, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  The provisions of the foregoing paragraph shall not apply to
(a) transactions exclusively between or among the Company and any Wholly Owned Restricted Subsidiary or between or among Wholly Owned Restricted Subsidiaries,
(b) any Restricted Payment permitted to be made under Section 10.11, (c) any employment or related arrangement entered into by the Company or any Restricted Subsidiary in the ordinary course of business on terms customary in the consumer finance business, provided any such arrangement is approved by the disinterested members of the Board of Directors, (d) customary directors fees and indemnities, and (e) payments required by the Tax Sharing Agreement or any renewal thereof on substantially similar terms, provided, however, in the case of each of the foregoing clauses (a) through (d), that such transactions are not otherwise prohibited by this Indenture, and provided further, that the provisions of clause (iv) of the foregoing paragraph shall not apply to transactions between the Company, Mego Financial and PEC pursuant to the Tax Sharing Agreement and the PEC Agreements and renewals thereof on substantially similar terms.

                  Section 10.15     Limitations on Liens.

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

                  Section 10.16     Limitation on Investment Company Status.

                  The Company shall not take, and shall not permit any Restricted Subsidiary to take, any action, or otherwise permit to exist any circumstance, that would require the Company or such Restricted Subsidiary to register as an "investment company" under the Investment Company Act of 1940, as amended.

                  Section 10.17     Line of Business.

                  The Company will not engage, and will not permit any Subsidiary to engage, in any line of business that is not a Related Business.

                  Section 10.18     Offer to Purchase upon a Change of Control.

                  (a) Upon the occurrence of a Change of Control, the Company will offer to repurchase (the "CHANGE OF CONTROL PURCHASE OFFER") all Notes from the Holders, and each Holder will have the right to require that the Company repurchase such Holder's Notes, at a purchase price in cash equal to 101% of the principal amount thereof (the "CHANGE OF CONTROL PURCHASE PRICE") plus accrued and unpaid interest, if any, to the Change of Control Purchase

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

Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the provisions of this Section.

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (a "CHANGE OF CONTROL PURCHASE NOTICE") stating:

                           (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a Change of Control Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (subject to the right of Holders on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date);

                           (ii) the circumstances and relevant facts regarding such Change of Control (including, in the case of any merger, consolidation or sale of all or substantially all assets, information with respect to pro forma results of operations, cash flow and capitalization after giving effect to such Change of Control);

                           (iii) the date on which the Company will purchase any Notes which Holders require the Company to purchase in accordance with this Section, which date shall be no earlier than 30 days nor later than 60 days from the date such Change of Control Purchase Notice is mailed (the "CHANGE OF CONTROL PURCHASE DATE");

                           (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Purchase Offer shall cease to accrete or accrue interest after the Change of Control Purchase Date;

                           (v) that Holders electing to have a Note purchased pursuant to any Change of Control Purchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice, at least three Business Days before the Change of Control Purchase Date; and

                           (vi) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the last Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased.

                  (c) Holders electing to have a Note purchased will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the

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

Company receives not later than one Business Day prior to the Change of Control Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase by the Company and a statement that such Holder is withdrawing his election to have such Note purchased.

                  (d) On the Change of Control Purchase Date, all Notes purchased by the Company in a Change of Control Purchase Offer shall be delivered by the Trustee for cancellation, and the Company shall pay the Change of Control Purchase Price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) On or before the Change of Control Purchase Date, the Company will deliver to the Trustee an Officers' Certificate stating that the Notes purchased in the Change of Control Purchase Offer are accepted for payment by the Company in accordance with the terms of this Section. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Change of Control Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Purchase Price of the Notes tendered by such Holder plus interest accrued but unpaid thereon (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date). The Company will publicly announce the results of the Change of Control Purchase Offer on the Change of Control Purchase Date.

                  (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

                  Section 10.19     Payments for Consent.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that provide such consent or so waive or agree to amend in the time frams set forth in the solicitation documents relating to such consent, waiver or agreement.

                   Section 10.20 Subsidiary Guaranties, Designation of
                                 Subsidiaries as Restricted or Unrestricted.

                  (a) The Company shall cause each future Subsidiary (other than Special Purpose Subsidiaries) to execute and deliver to the Trustee a Joinder of Subsidiary Guarantor promptly upon acquisition or formation thereof, unless such Subsidiary is designated an "Unrestricted Subsidiary" in accordance with the terms of this Section. The Company shall cause each Unrestricted Subsidiary from time to time redesignated a Restricted Subsidiary (other than a Special Purpose Subsidiary) to execute and deliver to the Trustee aJoinder of Subsidiary

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

Guarantor concurrently with the delivery of the documents required to be delivered by Section 10.20(e).

                  (b) Subject to the provisions of this Section, (i) promptly upon acquisition or formation of any Subsidiary by the Company or any Restricted Subsidiary after the date hereof, the Board of Directors shall designate or cause to be designated such Subsidiary as either a Restricted Subsidiary or an Unrestricted Subsidiary, and (ii) the Board of Directors may redesignate a Restricted Subsidiary to be an Unrestricted Subsidiary or an Unrestricted Subsidiary to be a Restricted Subsidiary. All Subsidiaries of Unrestricted Subsidiaries automatically shall be designated as Unrestricted Subsidiaries.

                  (c) Any Subsidiary may be designated an Unrestricted Subsidiary unless (i) such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or (ii) any such Subsidiary has outstanding any Indebtedness other than Non-Recourse Debt; provided, however, that such designation would be a permitted Restricted Investment under Section 10.11. Any Subsidiary that ceases to satisfy the conditions set forth in clauses (i) and
(ii) of this Section 10.20(c) shall promptly be designated a "Restricted Subsidiary" and any Indebtedness of such Subsidiary shall be deemed to be Incurred by such Subsidiary as of such date.

                  (d) Any Subsidiary may be designated a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 10.9(a) and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom (deeming all Indebtedness of such Subsidiary outstanding at the time of such designation to be Incurred at such time).

                  (e) Any designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced by the Company promptly filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions and containing the statements required by
Section 1.2. In the case of the designation of a Subsidiary as a Restricted Subsidiary, the Company shall further provide the Trustee with an Opinion of Counsel to the effect that:

                           (i) Such Subsidiary has been duly incorporated or organized and is validly existing as a corporation, partnership or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized. Such Subsidiary is duly qualified and in good standing as a foreign corporation, partnership or other entity in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole. Such Subsidiary has all requisite corporate, partnership or other power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits (collectively, "PERMITS") of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any Applicable Law, to (i) own, lease and license its assets and properties and conduct its businesses as now being conducted and as proposed to be conducted, (ii) to enter into, deliver and perform its obligations under the applicable Joinder of Subsidiary Guarantor and the Indenture. Such Subsidiary has fulfilled and performed in all material respects all of its obligations with respect to such Permits, and such Subsidiary is not in material violation of any term or provision of any such Permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of such Subsidiary. No such Permit contains a materially burdensome restriction which has or would have a material adverse effect on the assets or properties, business, results of operations or financial condition of such Subsidiary.

                           (ii) Neither the execution, delivery and performance of its obligations under the applicable Joinder of Subsidiary Guarantor, or this Indenture by such Subsidiary nor the consummation of any of the transactions contemplated hereby or thereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other material agreement or instrument (identified as such by a Senior Officer) to which the Company or any Subsidiary is a party or by which it or any of its properties or businesses is bound, or any franchise, license, Permit, judgment, decree, order, statute, rule or regulation applicable to such Subsidiary or violate any provision of the charter, by-laws, partnership agreement or other organizational document of such Subsidiary, except for such consents or waivers which have already been obtained and are in full force and effect, or require any authorization, consent, order, license, certificate or Permit of or from any governmental or regulatory body under any Federal, state or local law except for those which have been obtained.

                           (iii) All necessary corporate, partnership or other action has been duly and validly taken by such Subsidiary to authorize the execution, delivery and performance of the applicable Joinder of Subsidiary Guarantor and this Indenture.

                           (iv) The applicable Joinder of Subsidiary Guarantor constitutes the legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Indenture constitutes the legal, valid and binding obligation of such Subsidiary to the extent it is, becomes or is deemed a party thereto, enforceable against such Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.



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                                 ARTICLE ELEVEN

                  MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

                   Section 11.1 Merger, Consolidation or Transfer of Assets of
                                the Company.

                  (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") shall be a Person organized and existing under the laws of the United States of America or any state thereof and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company's obligations under the Notes and this Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 10.9; (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company prior to such transaction; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  (b) The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company, in the case of a lease, shall not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes.

                   Section 11.2 Merger, Consolidation or Transfer of Assets of
                                Restricted Subsidiaries.

                  (a) No Restricted Subsidiary may consolidate with or merge with or into (whether or not such Restricted Subsidiary is the surviving Person) another Person, whether or not affiliated with such Restricted Subsidiary, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Restricted Subsidiary) assumes all the obligations of such Restricted Subsidiary, pursuant to a supplemental indenture, in form and substance satisfactory to the Trustee, under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Restricted Subsidiary, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Restricted Subsidiary immediately preceding the transaction; and
(iv) the Restricted Subsidiary would be permitted, immediately after giving effect to such transaction, to Incur at least $1.00 of additional Indebtedness pursuant


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

to paragraph (a) of Section 10.9; provided that the foregoing provisions will not restrict the ability of a Subsidiary to consolidate or merge with the Company or a Wholly Owned Restricted Subsidiary.

                  (b) In the event of a sale or other disposition of all of the assets of any Subsidiary (other than to or with the Company or a Wholly Owned Restricted Subsidiary), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary (other than to the Company or a Wholly Owned Restricted Subsidiary), such Restricted Subsidiary (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Restricted Subsidiary) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with Section 10.13.

                  Section 11.3      Change of Control.

                  The provisions of this Article shall not impair the Holders' rights under Section 10.18 following a Change of Control.

                                 ARTICLE TWELVE

                                  SUBORDINATION

                  Section 12.1 Notes and Subsidiary Guarantees Subordinate to Senior Indebtedness.

                  (a) The Company and each Subsidiary Guarantor covenants and agrees, and each Holder of a Note and each Beneficiary of any Subsidiary Guarantee, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the Subsidiary Guarantees and the payment of the principal of and premium (if any) and interest on each and all of the Notes, together with any payment pursuant to any Subsidiary Guarantees, are hereby expressly made subordinate and subject in right of payment to the prior payment in full of existing and future Senior Indebtedness of the Company and the Subsidiary Guarantors, respectively, including without limitation all obligations of the Company or any Subsidiary Guarantor under any Warehouse Facility, and will be senior in right of payment to Junior Subordinated Obligations. If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of the Bankruptcy Code or any applicable state fraudulent conveyance law, such Indebtedness nevertheless will constitute Senior Indebtedness for purposes of this Indenture. For purposes of this Article, (i) a "PAYMENT" includes any payment with respect to principal of, premium, if any, or interest on, the Notes, including any payment under any Subsidiary Guarantee, any deposit pursuant to Article Fourteen, and any repurchase, redemption, defeasance or other retirement of any Notes, and (ii) "PRINCIPAL", if used with respect to the Notes, shall include, without limitation, the principal portion of the Redemption Price and Purchase Price of Notes.

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

                   (b) Notwithstanding anything in this Article to the contrary, nothing herein shall apply to any payments made out of the assets of any trust referred to in paragraph (a) of Section 14.4.

                   Section 12.2 Payment Over of Proceeds upon Dissolution, Etc.

                  (a) Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property (whether voluntary or involuntary), (i) the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full before the holders of the Notes are entitled to receive any payment, and (ii) until the Senior Indebtedness of the Company is paid in full, any payment to which the Holders of the Notes would be entitled but for this Section will be made to holders of Senior Indebtedness as their interests may appear, except that Holders may receive shares of stock or Indebtedness of the Company that is subordinated to Senior Indebtedness of the Company to at least the same extent as the Notes.

                  (b) Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or total or partial dissolution of the Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Subsidiary Guarantor or its property (whether voluntary or involuntary), (i) the holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full before the holders of the Notes are entitled to receive any payment, and (ii) until the Senior Indebtedness of such Subsidiary Guarantor is paid in full, any payment to which the Holders of the Notes would be entitled but for this provision will be made to holders of Senior Indebtedness of such Subsidiary Guarantor as their interests may appear, except that Holders may receive shares of stock or Indebtedness that is subordinated to Senior Indebtedness of the Subsidiary Guarantor to at least the same extent as the Subsidiary Guarantees.

                  (c) In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note or the Beneficiary of any Subsidiary Guarantee shall have received any payment or distribution of any kind or character, whether in cash, securities or other property, before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other official for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                   Section 12.3 No Payment When Senior Indebtedness In Default.

                  (a) Note Payments. The Company may not make any payment with respect to the Notes if (i) any Senior Indebtedness of the Company is not paid when due or (ii) any other default on any such Senior Indebtedness occurs and the maturity thereof has been accelerated in accordance with its terms, unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full.

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

During the continuance of any default (other than a default described in clause
(i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not make a payment with respect to the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "BLOCKAGE NOTICE") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or
(iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions of the first sentence of this subsection), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after such Payment Blockage Period.

                   Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

                   (b) Subsidiary Guarantee Payments. No Subsidiary Guarantor may make any payment under its Subsidiary Guarantee if (i) any Senior Indebtedness of any Subsidiary Guarantor is not paid when due or (ii) any other default on any such Senior Indebtedness occurs and the maturity thereof has been accelerated in accordance with its terms, unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or
(y) such Senior Indebtedness has been paid in full. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of any Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor may not make any payment with respect to the Notes for a period (a "SUBSIDIARY GUARANTOR PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Subsidiary Guarantor and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness of such Subsidiary Guarantor specifying an election to effect a Subsidiary Guarantor Payment Blockage Period (a "SUBSIDIARY GUARANTOR PAYMENT BLOCKAGE NOTICE") and ending 179 days thereafter (or earlier if such Subsidiary Guarantor Payment Blockage Period is terminated (i) by written notice to the Trustee and the Subsidiary Guarantors from the Person or Persons who gave such Subsidiary Guarantor Payment Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness of such Subsidiary Guarantor or (iii) because the default giving rise to such Subsidiary Guarantor Payment Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this subsection), unless the holders of such Senior Indebtedness of such Subsidiary Guarantor or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness of such Subsidiary Guarantor, such Subsidiary Guarantor may resume payments under its Subsidiary Guarantee after such Subsidiary Guarantor Payment Blockage Period.

                  Not more than one Subsidiary Guarantor Payment Blockage Notice may be given with respect to the Subsidiary Guarantors in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Subsidiary Guarantors during such period.

                   (c) Application. The provisions of this Section shall not apply to any payment with respect to which Section 12.2 would be applicable.

                  Section 12.4      Payment Permitted if No Default.

                  Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes or Subsidiary Guarantees shall prevent (a) the Company or any Subsidiary Guarantor, at any time except during the pending of any liquidation, dissolution or proceeding referred to in Section 12.2 or under the conditions described in Section 12.3, from making payments at any time of principal of (or premium, if any) or interest on the Notes or payments pursuant to any Subsidiary Guarantees, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal (and premium, if any) or interest on the Notes or payment pursuant to any Subsidiary Guarantee or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

                  Section 12.5      Subrogation to Rights of Holders
                                    and Beneficiaries of Senior Indebtedness.

                  Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes and the Beneficiaries of any Subsidiary Guarantee shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes and any other Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes, the Trustee or any Beneficiaries would be entitled except for the provisions of this Article shall, as among the Company (together with any Subsidiary Guarantors), its creditors other than the holders of Senior Indebtedness, the Holders of the Notes and the Beneficiaries of any Subsidiary Guarantees, be deemed to be payment or distribution by the Company to or on account of the Senior Indebtedness.

                  Section 12.6      Provisions Solely to Define Relative Rights.

                  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, the Beneficiaries of any Subsidiary Guarantees and the holders of the Senior Indebtedness. Nothing contained in this Article or


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

elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness, the Holders of the Notes and the Beneficiaries of any Subsidiary Guarantees, the obligations of the Company or any other Obligor, which are absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms or to make any payments pursuant to any Subsidiary Guarantees; or (b) affect the relative rights against the Company or any other Obligor of the Holders of the Notes, Beneficiaries of any Subsidiary Guarantee, and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee, the Holder of any Note or any Beneficiary of any Subsidiary Guarantee from exercising all remedies otherwise permitted by applicable law upon an Event of Default, subject to the rights, if any, under this Article of the holders of the Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee, such Holder or such Beneficiary.

                  Section 12.7      Trustee to Effectuate Subordination.

                  Each Holder of a Note and each Beneficiary by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

                  Section 12.8      No Waiver of Subordination Provisions.

                  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or other Obligor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or other Obligor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, the Holders of the Notes or any Beneficiary of any Subsidiary Guarantee, without incurring responsibility to the Holders of the Notes and any Beneficiaries and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes and any Beneficiaries to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place, amount or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.



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



                  Section 12.9      Notice to Trustee.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes or any Subsidiary Guarantees pursuant to this Article. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes or any Subsidiary Guarantees, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any Representative thereof; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article Six, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                  Subject to the provisions of Article Six, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Representative of Senior Indebtedness to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor or other representative thereof). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

                   Section 12.10 Reliance on Judicial Order or Certificate of
                                 Liquidating Agent.

                  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Article Six, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Person entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.



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                  Section 12.11     Trustee Not Fiduciary for Holders of
                                    Senior Indebtedness.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

                   Section 12.12 Rights of Trustee as Holder of Senior Indebtedness.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  Nothing in this Article shall apply to claims of, or payments to, the Trustee pursuant to Section 6.7.

                  Section 12.13     Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "TRUSTEE" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of Trustee; provided, however, that Section 12.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                                ARTICLE THIRTEEN

                               REDEMPTION OF NOTES

                  Section 13.1      Applicability of Article.

                  Any redemption of Notes before their Stated Maturity shall be in accordance with their terms and in accordance with this Article.

                  Section 13.2      Optional Redemption.

                  The Notes will not be redeemable prior to ____________, _____, except as provided on the reverse of the Form of Note set forth in Section 2.3.


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

                   Section 13.3 Election to Redeem; Selection by Trustee of
                                Notes to Be Redeemed.

                  Any election to redeem Notes shall be evidenced by a Board Resolution.

                  If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes or any integral multiple thereof) of the principal amount of Notes of a denomination larger than the minimum authorized denomination for Notes.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

                  Section 13.4      Notice of Redemption.

                  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Note Register.

                  All notices of redemption shall state:

                  (1)      the Redemption Date,

                  (2)      the Redemption Price and accrued interest, if any,

                  (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed,

                  (4) that on the Redemption Date the Redemption Price and accrued but unpaid interest, if any, will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

                  (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

                  (6) the CUSIP numbers, if any, of the Notes to be redeemed.


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

                  Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

                  Section 13.5      Deposit of Redemption Price.

                  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in immediately available funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued but unpaid interest on, all the Notes which are to be redeemed on that date.

                  Section 13.6      Notes Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest to the Redemption Date; provided, however, that, installments of interest whose stated maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.8.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

                  Section 13.7      Notes Redeemed in Part.

                  Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

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



                                ARTICLE FOURTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

                   Section 14.1 Option to Effect Legal Defeasance or Covenant
                                Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 14.2 or 14.3 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article.

                  Section 14.2      Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 14.1 of the option applicable to this Section, the Company shall, subject to the satisfaction of the conditions set forth in Section 14.4, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, LEGAL DEFEASANCE). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes and the Subsidiary Guarantees, which shall thereafter be deemed to be OUTSTANDING only for the purposes of Section 14.5 and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and the Subsidiary Guarantors shall be deemed to have satisfied all their other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 14.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes as and when such payments are due, (b) the Company's and Subsidiary Guarantors' obligations with respect to such Notes under Articles One, Two, Three and Four and Section 10.3,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under
Section 14.3.

                  Section 14.3      Covenant Defeasance.

                  Upon the Company's exercise under Section 14.1 of the option applicable to this Section, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 14.4, be released from its obligations under the covenants contained in Article Ten (except Sections 10.1, 10.2, 10.5 and 10.7) [and under the provisions of Sections 11.1(a) and 11.2(a)] with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, COVENANT DEFEASANCE), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this



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

purpose, Covenant Defeasance means that, with respect to the Outstanding Notes and the Subsidiary Guarantees, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon any such Covenant Defeasance, the events specified in paragraphs
(f), (g) (with respect to Subsidiaries only) (h) and (i) shall not constitute Defaults.

                  Section 14.4      Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions precedent to the effectiveness of any Legal Defeasance or Covenant Defeasance:

                  (a) the Company shall (i) irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, unencumbered cash in United States dollars, unencumbered U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in a written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date, and (ii) irrevocably instruct the Trustee to apply such cash and U.S. Government Obligations to such payments with respect to the Notes;

                  (b) in the case of an election under Section 14.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                   (c) in the case of an election under Section 14.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance has not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on (i) the date of such deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article concurrently with such Incurrence) and (ii) insofar as Section 5.1(g) hereof is concerned, at any time during the period ending on the 91st day after the date of deposit (such condition not being satisfied until such 91st day) ;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Obligors shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) the Obligors shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Obligors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Obligors; and

                  (h) the Obligors shall have delivered to the Trustee Officers' Certificates and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                   Section 14.5 Deposited Money and U.S. Government Obligations
                                To Be Held in Trust; Other Miscellaneous
                                Provisions.

                  Subject to Section 14.6, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section, the TRUSTEE) pursuant to Section 14.4 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (excluding any Obligor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof.

                  Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 14.4), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Section 14.6      Repayment to Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  Section 14.7      Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States Dollars or U.S. Government Obligations in accordance with Section 14.2 or 14.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligors' obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.2 or 14.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
14.2 or 14.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                 ARTICLE FIFTEEN

                                  MISCELLANEOUS

                  Section 15.1.     No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of any Obligor shall not have any liability for any obligations of such Obligor under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

                  Section 15.2.     Execution in Counterparts.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 15.3.     Waiver of Trial by Jury.

                  EACH OF THE PARTIES TO THIS INDENTURE WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS INDENTURE, THE NOTES OR ANY SUBSIDIARY GUARANTEE OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

                  .*   *   *   *   *



                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        MEGO MORTGAGE CORPORATION

                                        By:
                                           ------------------------------------
                                                Name:

                                                Title:

Attest:

By:
    ----------------------------------
     Title:

                                    AMERICAN STOCK TRANSFER & TRUST
                                    COMPANY, as Trustee

                                    By:
                                        -------------------------------------
                                            Name:
                                            Title:

Attest:

By:
   -----------------------------------
     Title:

STATE OF [____________]    )
                           )       ss.:
COUNTY OF [________]       )

                  On the _____ day of _______________, 1996 before me personally came ___________________________, to me known, who, being by me duly sworn, did depose and say that he is __________________________ of Mego Mortgage Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                          --------------------------------------
                                          Notary Public

STATE OF [____________]    )
                           )       ss.:
COUNTY OF [________]       )

                  On the ____ day of ____________ 1996 before me personally came __________________ to me known, who, being by me duly sworn, did depose and say that he is an [______________________________] of American Stock Transfer & Trust Company, one of the corporations described in and which executed the foregoing instrument, that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                --------------------------------
                                                Notary Public

                                                                  SCHEDULE 10.12

                          LIENS EXISTING ON ISSUE DATE




[?]

                                                                       EXHIBIT A

                          FORM OF SUBSIDIARY GUARANTEE

                  The Subsidiary Guarantors listed below (hereinafter referred to as "SUBSIDIARY GUARANTORS," which term includes any successor or assign under the Indenture dated as of ___________________, 1996 by and among Mego Mortgage Corporation (the COMPANY), any Person that may from time to time become a party thereto as a Subsidiary Guarantor by executing and delivering to the Trustee an Joinder of Subsidiary Guarantor (as defined therein), and American Stock Transfer & Trust Company, a _____________________, as Trustee (the INDENTURE)), have irrevocably, unconditionally and jointly and severally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the Company's ___% Senior Subordinated Notes due 2001 in an aggregate principal amount of $40,000,000 (the NOTES), the due and punctual payment of interest on the overdue principal and interest, if any, of the Notes and the due and punctual performance of all other Obligations of the Company to the Holders of Notes or the Trustee, all subject to the terms and limitations set forth in ARTICLE EIGHT of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

                  The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in ARTICLE EIGHT of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

                  No director, officer, employee, stockholder or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his, her or its status as such director, officer, employee, stockholder or incorporator.

                  This is a continuing guarantee and, except as otherwise provided in Section 10.20 of the Indenture, shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not of collectability.

                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of an authorized officer.



                                   EXHIBIT A
                            to Subsidiary Guarantee

                   THE TERMS OF ARTICLE EIGHT OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Subsidiary Guarantors:

---------------------------------



By:
    ------------------------------
Name:

Title:



                                   EXHIBIT A
                            to Subsidiary Guarantee
                                       2

                                                                       EXHIBIT B

                     FORM OF JOINDER OF SUBSIDIARY GUARANTOR

                  Pursuant to Section 8.1 of the Indenture dated as of ____________ ___, 1996 between Mego Mortgage Corporation (the COMPANY), any Person that may from time to time become a party thereto as a Subsidiary Guarantor by executing and delivering to the Trustee aJoinder of Subsidiary Guarantor (as defined therein), and American Stock Transfer & Trust Company, a [national banking association], as Trustee (the INDENTURE), the undersigned hereby agrees, represents and acknowledges that it is a Subsidiary Guarantor under the Indenture for all purposes, and jointly and severally with all other Subsidiary Guarantors under the Indenture as may exist from time to time, as if it had been a signatory to the Indenture.

                  The undersigned hereby irrevocably and unconditionally guarantees (i) the due and punctual payment of the principal of, premium, if any, and interest, on the Company's ......% Senior Subordinated Notes due 2001
in an aggregate principal amount of $40,000,000 (the "NOTES"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, of the Notes and the due and punctual performance of all other Obligations of the Company to the Holders of Notes or the Trustee, all subject to the terms and limitations set forth in ARTICLE EIGHT of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Joinder of Subsidiary Guarantor.

                  The obligations of the undersigned Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Joinder of Subsidiary Guarantor and the Indenture are expressly set forth in ARTICLE EIGHT of the Indenture and reference is hereby made to such Indenture for the precise terms of this Joinder of ubsidiary Guarantor.

                  No director, officer, employee, stockholder or incorporator, as such, past, present or future, of the undersigned Subsidiary Guarantor shall have any liability under this Joinder of Subsidiary Guarantor by reason of his or its status as such director, officer, employee, stockholder or incorporator.

                  This is a continuing guarantee and, except as otherwise provided in Section 10.20 of the Indenture, shall remain in full force and effect and shall be binding upon the undersigned Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not of collectibility.

                                   EXHIBIT B
                            to Subsidiary Guarantor
                                       1

                   THE TERMS OF ARTICLE EIGHT OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                  The undersigned Subsidiary Guarantor hereby represents and warrants as follows:

                           (i) The undersigned has been duly incorporated or organized and is validly existing as a corporation, partnership or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized. The undersigned is duly qualified and in good standing as a foreign corporation, partnership or other entity in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole. The undersigned has all requisite corporate, partnership or other power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits (collectively, PERMITS) of and from all governmental or regulatory bodies or any other person or entity, to (i) own, lease and license its assets and properties and conduct its businesses as now being conducted and as proposed to be conducted, (ii) to enter into, deliver and perform its obligations under this Joinder of Subsidiary Guarantor and the Indenture to the extent it is, becomes or is deemed a party thereto. The undersigned has fulfilled and performed in all material respects all of its obligations with respect to such Permits, and the undersigned is not in material violation of any term or provision of any such Permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the undersigned. No such Permit contains a materially burdensome restriction.

                           (ii) Neither the execution, delivery and performance of its obligations under this Joinder of Subsidiary Guarantor, or the Indenture to the extent the undersigned is, becomes or is deemed to be a party thereto, by the undersigned nor the consummation of any of the transactions contemplated hereby or thereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties or businesses is bound, or any franchise, license, Permit, judgment, decree, order, statute, rule or regulation applicable to the undersigned or violate any provision of the charter, by-laws, partnership agreement or other organizational document of the undersigned, except for such consents or waivers which have already been obtained and are in full force and effect, or require any authorization, consent, order, license, certificate or Permit of or from any governmental or regulatory body under any Federal, state or local law except for those which have been obtained.

                                   EXHIBIT B
                            to Subsidiary Guarantor

                          (iii) All necessary corporate, partnership or other action has been duly and validly taken by the undersigned to authorize the execution, delivery and performance of this Joinder of Subsidiary Guarantor, the Indenture and each other relevant document to which it is, will become or is or will be deemed a party in connection with the Indenture.

                           (iv) This Joinder of Subsidiary Guarantor constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Each of the Indenture does, and each of the other relevant documents will, constitute the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                    Subsidiary Guarantor:

                                    ------------------------------------------



                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:



                                    EXHIBIT B
                         Joinder of Subsidiary Guarantor
                                        3